                                                                   EXHIBIT 10.61

                          SECOND AMENDED AND RESTATED
                             STOCKHOLDER AGREEMENT


     This Second Amended and Restated Stockholder Agreement (this "Agreement"),
                                                                   ---------
dated as of March 12, 1998 and amended and restated as of January 11, 1999, is by and among IMPAC Group, Inc., a Delaware corporation, formerly known as KFI Holding Corporation ("Holding"); Heritage Fund I L.P., a Delaware limited
                      -------
partnership ("Heritage I"); Heritage Fund II, L.P., a Delaware limited
              -------- -
partnership ("Heritage II"; together with Heritage I, the "Heritage Funds");
              -------- --                                  -------- -----
Melvin B. Herrin and H. Scott Herrin, each of whom is an individual; Matthew H. Kamens, not individually but as trustee under an Indenture of Trust of Melvin B. Herrin dated June 4, 1996 (the "Herrin Family Trust"); Arthur S. Keyser, not
                                -------------------
individually but as trustee under an Irrevocable Deed of Trust dated August 12, 1992, f/b/o H. Scott Herrin (the "Scott Trust") (collectively, Melvin B. Herrin,
                                  -----------
H. Scott Herrin, the Herrin Family Trust and the Scott Trust are sometimes referred to herein as the "Herrin Stockholders"); each of the stockholders of
                           ------ ------------
Holding named on Schedule 1 hereto (the "Klearfold Managers", and together with
                 ----------              ------------------
the Herrin Stockholders, collectively, the "Klearfold Management Stockholders");
                                            ---------------------------------
each of the stockholders of Holding and other Persons named on Schedule 2 hereto
                                                               -------- -
(the "AGI Management Stockholders"); the holders of Warrants listed on Schedule
      ---------------------------                                      --------
3 hereto (the "Warrant Holders"); and each other Person who becomes a party to
-              ---------------
this Agreement by executing and delivering to Holding an Instrument of Accession in the form of the attached Exhibit A which is subsequently accepted in writing
                            ------- -
by Holding (an "Instrument of Accession").  Each of the parties to this
                ---------- -- ---------
Agreement other than Holding is sometimes referred to herein as a

"Securityholder", and all of them, collectively, are sometimes referred to
---------------
herein as the "Securityholders."  Capitalized terms used herein and not defined
               ---------------
on their first use shall have the meanings set forth in Section 8 below.

     WHEREAS, certain of the Securityholders entered into a Stockholder Agreement with the Company, dated as of March 12, 1998 (the "Original
                                                             --------
Stockholder Agreement"), pursuant to which certain rights and obligations were
----------- ---------
established with respect to the outstanding capital stock of Holding and with respect to the internal affairs of Holding; and

     WHEREAS, in connection with the issuance of certain additional shares of capital stock of Holding pursuant to a Stock Purchase Agreement dated as of September 10, 1998 (the "Stock Purchase Agreement"), among the Company, the
                         ----- -------- ---------
Heritage Funds and certain other Securityholders, the parties amended and restated the Original Stockholder Agreement pursuant to a First Amended and Restated Stockholder Agreement, dated as of September 10, 1998 (the "First
                                                                     -----
Amended and Restated Stockholder Agreement");
------------------------------------------

     WHEREAS, pursuant to a Securities Purchase Agreement, dated as of January 11, 1999 (the "Preferred Purchase Agreement"), the Warrant Holders have agreed
               ----------------------------
to
purchase shares of Holding's Redeemable Preferred Stock, par value $.001 per share (the "Series A Preferred") and the Warrants for a total purchase price of
            ------------------
$20,000,000;

     WHEREAS, in connection with the Preferred Purchase Agreement the parties desire to amend and restate the First Amended and Restated Stockholder Agreement;

     NOW, THEREFORE, the parties hereto hereby agree to amend and restate the First Amended and Restated Stockholder Agreement in its entirety to read as follows:

     1.   Restrictions on Transfer of Securities.

     1.1. Transfer. No Securityholder shall sell, assign, pledge, or otherwise dispose of or transfer any Securities or any interest (legal, beneficial, or otherwise) in any Securities (a "Transfer"; or to effect any such Transfer, to
                                 --------
"Transfer"), either voluntarily, involuntarily, by operation of law, or
---------
otherwise, except any Transfer:

     (a) pursuant to and in accordance with the provisions of Section 1.4 hereof, or the provisions of those certain Employment, Non-Competition and Stock Repurchase Agreements, Agreements relating to Employment and Stock Ownership, or Stock Purchase or Stock Repurchase Agreements entered into by each of the Securityholders who is a natural person and by each natural person whose Family Trust is a Securityholder, as amended and in effect from time to time (each, a "Repurchase Agreement"), relating to the repurchase of Securities by Holding or
----------- ---------
the purchase of Securities by any "Co-Managers", as defined in any such Repurchase Agreement;

     (b) in the case of any Securityholder who is a natural person, to (i) such Securityholder's Family Members, provided that such Securityholder retains exclusive voting control over the Transferred Securities, and (ii) such Securityholder's Personal Representative, and in the case of any Securityholder which is a Family Trust, to (A) the individual for whom, or for the benefit of whose Related Persons, such Family Trust was created, and (B) the Family Members of such individual, provided that, in the case of any transfer pursuant to clauses (A) or (B) such individual retains exclusive voting control over the Transferred Securities, and (C) such individual's Personal Representative;

     (c) at any time prior to June 7, 2002, to any Person, provided that (i) such Transfer shall have been previously approved in writing by Securityholders holding a majority of the Securities then outstanding, other than the Securities held by the Securityholder proposing such Transfer and any Affiliate or Family Member of such Securityholder, provided further that each of the Heritage Funds and any transferee of a Heritage Fund pursuant to Section 1.1(f)(i)-(iii) below shall be deemed to be an Affiliate of each Heritage Fund for purposes of this
Section 1.1(c)(i), and (ii) such Transfer, if a Transfer of Heritage Securities not otherwise permitted under Section 1.1(f) below, shall be subject to the provisions of Section 1.4 hereof;

     (d) pursuant to a Public Offering or an Approved Sale;

     (e) in the case of any Herrin Stockholder, to another Herrin Stockholder; in the case of any Block Stockholder, to another Block Stockholder; and in the case of any Tinsley Management Stockholder, to another Tinsley Management Stockholder;

     (f) in the case of any Heritage Securities, (i) to either of the Heritage Funds, (ii) to a successor entity of any Heritage Holder, as a result of a merger, consolidation, or sale of all or substantially all of the assets of such Heritage Holder, (iii) by Heritage I, to the extent required pursuant to the terms of the First Amended and Restated Agreement of Limited Partnership of Heritage I dated as of December 14, 1994, as in effect on the AGI Closing Date, or by Heritage II, to the extent required pursuant to the terms of the Agreement of Limited Partnership of Heritage II dated as of January 28, 1997, as in effect on the Tinsley Closing Date (it being understood and agreed that each of such limited partnership agreements may be further amended from time to time after such dates in accordance with their respective terms, but that notwithstanding any such amendment, a Transfer of Heritage Securities by a Heritage Fund will be permitted under this Section 1.1(f)(iii) only to the extent that such Transfer would have been required pursuant to the terms of such Heritage Fund's limited partnership agreement as in effect on the date referred to above), (iv) to Holding pursuant to and in accordance with the terms of the letter agreement dated as of January 11, 1999 (the "Heritage Repurchase Agreement") between
                                   -------- ---------- ---------
certain of the Heritage Holders and Holding in the form attached hereto as

Schedule 7, provided that the aggregate number of shares of Common Stock to be
-------- -
transferred by the Heritage Funds together pursuant to this Section 1.1(f)(iv) shall not exceed 33,000 (as such number may be adjusted by way of stock dividend, stock split, or combination or division of shares) and (v) to officers and employees of Holding or any of its Subsidiaries of up to 3,300 shares of Common Stock prior to December 31, 1999; or

     (g) in the case of any Warrant Securityholder, (i) to an Affiliate of such Warrant Securityholder; (ii) to another Warrant Securityholder; or (iii) to a holder of Series A Preferred, provided that no Warrant Securityholder may transfer Securities pursuant to this clause (iii) to any Person other than a financial investor (as compared to an industry investor);

     (h) from and after June 7, 2002, to any Person, provided that the Transferring Securityholder shall first have complied with all of the provisions of Sections 1.2 and 1.3 below;

provided that, if such Securities are shares of Series B Common Stock, then any Transfer of such Securities shall be subject to the applicable provisions of Holding's By-Laws, as in effect from time to time, and not of this Section 1.1, and provided, further, in the case of any Transfer described in Sections
1.1(a) - 1.1(h) above other than a Transfer to Holding or pursuant to a Public Offering or an Approved Sale, that (x) the restrictions contained in this
Section 1 shall continue to be applicable to the Transferred Securities after such Transfer, and (y) the Transferee of such Securities shall either already be a party hereto or shall first have executed and delivered to Holding an Instrument of Accession which, if such Transfer is otherwise in compliance with this Section 1.1, shall be accepted in writing by Holding.

     1.2. First Refusal Rights.

     (a) At least 30 days prior to any Transfer proposed to be made pursuant to
Section 1.1(h) hereof, the Transferring Securityholder (the "Transferring
                                                             ------------
Securityholder") shall deliver a written notice (the "Transfer Offer Notice") to
--------------                                        ---------------------
Holding and, if the Securities proposed to be transferred are AGI Holder Securities, Klearfold Holder Securities, Tinsley Holder Securities or Heritage Securities, to each of the Securityholders holding Securities of the Type to be Transferred (collectively, the "Non-Transferring Same-Type Securityholders") in
                                ------------------------------------------
accordance with the provisions of Section 9(b) hereof. The Transfer Offer Notice shall disclose in reasonable detail the number of Securities of each Type that are proposed to be Transferred, the proposed terms and conditions of the Transfer (including without limitation the consideration to be paid for such Securities and any deferred payment terms), and the identity of the proposed Transferee(s). If the Securities proposed to be transferred are AGI Holder Securities, Klearfold Holder Securities, Tinsley Holder Securities or Heritage Securities, each of the Non-Transferring Same-Type Securityholders may elect to purchase any or all of the Securities of the Type proposed to be Transferred, as specified in the Transfer Offer Notice, at the price and on the terms specified therein (provided, that each such Non-Transferring Same-Type Securityholder shall have the option to substitute for any non-cash consideration proposed to be received in respect of such proposed Transfer, cash in the amount of the fair market value thereof), by delivering written notice of such election to the Transferring Securityholder and Holding within 30 days after the delivery of such Transfer Offer Notice (the "Initial Securityholder Election Period"). If
                                 ------- ------------------------------
one or more of such Non-Transferring Same-Type Securityholders duly elect to purchase all of the Securities of any such Type so offered, the Transfer of such Securities shall be consummated 30 days after the expiration of the Initial Securityholder Election Period, or such earlier date as agreed upon by the Non-Transferring Same-Type Securityholders who will be purchasing not less than a majority of the Securities to be Transferred, provided that written notice of such earlier date is delivered not later than ten (10) days prior to such date to the Transferring Securityholder, Holding and each of the other Non-Transferring Same-Type Securityholders electing to purchase any of such Securities pursuant to this Section 1.2(a). If the Non-Transferring Same-Type Securityholders oversubscribe for the Securities of any such Type being offered, each Non-Transferring Same-Type Securityholder electing to purchase such Securities shall be entitled to purchase from the Transferring Securityholder a pro rata portion (based upon the respective numbers of shares of such Type of Securities then held by each of the participating Non-Transferring Same-Type Securityholders (calculated on a Fully Diluted Basis)) of the Securities of such Type being offered.

     (b) If either (i) the Securities proposed to be transferred are AGI Holder Securities, Klearfold Holder Securities, Tinsley Holder Securities or Heritage Securities and the Non-Transferring Same-Type Securityholders do not duly elect to purchase all of such Securities within the Initial Securityholder Election Period in accordance with Section 1.2(a) hereof then within fifteen (15) days of the expiration of the Initial Securityholder Election Period, or (ii) the Securities proposed to be transferred are Other Securityholder Securities, then within thirty (30) days after the delivery of the Transfer Offer Notice (such period of fifteen or thirty days pursuant to clauses (i) or (ii) above, as applicable, being referred to herein as the "Holding Election Period"), Holding may elect to purchase any or all of
        ------- -------- ------
the Securities specified in the Transfer Offer Notice, at the price and on the terms specified therein, but excluding any such Securities which Non-Transferring Same-Type Securityholders shall have elected to purchase pursuant to Section 1.2(a) hereof, to the extent applicable (provided, that Holding shall have the option to substitute for any non-cash consideration proposed to be received in respect of such proposed Transfer, cash in the amount of the fair market value thereof), by delivering written notice of such election to the Transferring Securityholder within the applicable Holding Election Period. If Holding, alone or in combination with the Non-Transferring Same-Type Securityholders, duly elects to purchase all of the Securities so offered, the Transfer of such Securities shall be consummated not less than ten (10) nor more than thirty (30) days after the expiration of the applicable Holding Election Period. The date of the consummation shall be determined by a majority vote of the Board of Directors of Holding, on the date it elects to purchase such Securities, and Holding shall promptly, but not less than ten (10) days prior to the proposed date of consummation, provide notice thereof to the Non-Transferring Same-Type Securityholders, if any, which elected to purchase any of the Securities proposed to be Transferred pursuant to Section 1.2(a) hereof.

     (c) If Holding and/or, to the extent applicable, the Non-Transferring Same-Type Securityholders do not duly elect to purchase all of the Securities being offered within the applicable Holding Election Period, and/or the Initial Securityholder Election Period, respectively, the Transferring Securityholder shall within fifteen (15) days after the end of the applicable Holding Election Period deliver a further Transfer Offer Notice as to such Securities, in the same form and substance as the first Transfer Offer Notice delivered pursuant to
Section 1.2(a) hereof or, in the case of a proposed sale by an Other Securityholder, Section 1.2(b) hereof, above, to each of the Securityholders other than the Non-Transferring Same-Type Securityholders (if any) entitled to
----- ----
receive such first Transfer Offer Notice (collectively, such other Securityholders being referred to herein as the "Other Non-Transferring
                                                 ----- ----------------
Securityholders") in accordance with the provisions of Section 9(b) hereof
---------------
specifying, in addition, the number of Securities which the Non-Transferring Same-Type Securityholders and Holding have elected to purchase in accordance with Sections 1.2(a) and 1.2(b) hereof, and the number of Securities remaining to be purchased (the "Remaining Securities"). Each of the Other Non-
                      --------- ----------
Transferring Securityholders may elect to purchase all of the Remaining Securities specified in the further Transfer Offer Notice delivered to them (but collectively, not more nor less than all of the Remaining Securities), at the price and on the terms specified therein (provided, that each such Other Non-Transferring Securityholder shall have the option to substitute for any non-cash consideration proposed to be received in respect of such proposed Transfer, cash in the amount of the fair market value thereof), by delivering written notice of such election to the Transferring Securityholder within 15 days after the delivery of such Transfer Offer Notice (the "Second Securityholder Election
                                             ------ -----------------------
Period").  If one or more of such Other Non-Transferring Securityholders duly
------
elect to purchase all of the Securities so offered, the Transfer of such Securities shall be consummated 30 days after the expiration of the Second Securityholder Election Period, or such earlier date as agreed upon by the Other Non-Transferring Securityholders who or which will, collectively, be purchasing not less than a majority of the Securities so offered, provided that written notice of such earlier date is provided not later than ten (10) days prior thereto to the Transferring Securityholder, Holding, and each of the other Securityholders who or which shall have elected to purchase Securities pursuant to this Section 1.2. If the Other Non-Transferring Securityholders oversubscribe for the Securities being offered, each Other Non-Transferring Securityholder electing to purchase such Securities shall be entitled to purchase from the Transferring Securityholder a pro rata portion (based upon the respective numbers of Securities then held by each of the participating Other Non-Transferring Securityholders (calculated on a Fully Diluted Basis)) of the Securities being offered.

     (d) In the event that, collectively, Holding, the Non-Transferring Same-Type Securityholders and the Other Non-Transferring Securityholders fail to purchase all of the Securities specified in any Transfer Offer Notice in accordance with Sections 1.2(a), (b) and (c) hereof, the elections to so purchase pursuant to those sections shall be void and of no further effect, and the Transferring Securityholder may, within 90 days after the expiration of the Second Securityholder Election Period, complete the Transfer of such Securities for such consideration and on such other terms as are no more favorable to the Transferees than the terms offered to the Non-Transferring Same-Type Securityholders and the Other Non-Transferring Securityholders in their respective Transfer Offer Notices, provided, that no such Transfer may be completed except in compliance with Section 1.3, if applicable, and further provided, that each of such Transferees shall have executed and delivered to Holding an Instrument of Accession as a condition precedent to such Transfer.
If the Transferring Securityholder fails to consummate such Transfer within the 90-day period after the expiration of the Second Securityholder Election Period, any subsequent proposed Transfer of such Securities shall be once again subject to all of the provisions of Section 1.1 above.

     (e) In the event that non-cash consideration is proposed to be received in respect of any proposed Transfer by a Transferring Securityholder, the Initial Securityholder Election Period (or, if the Transferring Securityholder is an Other Securityholder, the Holding Election Period) shall be extended by the period of time necessary to determine the fair market value of such non-cash consideration.

     1.3. General Co-Sale Rights. In connection with any proposed Transfer pursuant to Section 1.1(h), in the event that, collectively, Holding, the Non-Transferring Same-Type Securityholders and the Other Non-Transferring Securityholders fail to purchase all of the Securities specified in any Transfer Offer Notice delivered by a Transferring Securityholder who immediately prior to giving effect to the Transfer described in such Transfer Offer Notice holds at least five percent (5%) of the total number of outstanding shares of Common Stock, on a Fully Diluted Basis, each of the Non-Transferring Same-Type Securityholders and the Other Non-Transferring Securityholders (collectively, the Non-Transferring Securityholders") may elect to participate in the
    ---------------- ---------------
contemplated Transfer of Securities by delivering written notice to the Transferring Securityholder before the lapse of 15 days after expiration of the Second Securityholder Election Period. If any of such Non-Transferring Securityholders elects to participate in such sale, the Transferring Securityholder and each of such participating Non-Transferring Securityholders shall be entitled to sell in the proposed Transfer a number of Securities equal to the product of (x) a fraction, the numerator of which is the number of

Securities (calculated on a Fully Diluted Basis) held by such Person, and the denominator of which is the aggregate number of Securities (calculated on a Fully Diluted Basis) owned by the Transferring Securityholder and such participating Non-Transferring Securityholders, multiplied by (y) the number of Securities to be Transferred in the contemplated Transfer.

     (For example: If the notice from the Transferring Securityholder contemplated a Transfer of 100 shares of Common Stock by the Transferring Securityholder, and the Transferring Securityholder at such time owns 300 shares of Common Stock, and if one Non-Transferring Securityholder elects to participate in such sale pursuant to this Section 1.3 and such Non-Transferring Securityholder owns 200 shares of Common Stock (calculated on a Fully Diluted Basis), such Transferring Securityholder would be entitled to sell 60 shares of Common Stock (300/500 x 100 shares) and such Non-Transferring Securityholder would be entitled to sell 40 shares of Common Stock (200/500 x 100 shares).)

In the event any Warrant Securityholder is a participating Non-Tranferring Securityholder which elects to Transfer Warrants, (i) such Warrants shall be deemed to be exercised, for purposes of the calculation set forth above, and
(ii) the purchase price to be received by such Warrant Securityholder shall be reduced by the aggregate exercise price of the Warrants to be Transferred. The Transferring Securityholder shall use all commercially reasonable efforts to obtain the agreement of the prospective Transferee(s) to the participation of the Non-Transferring Securityholders in any proposed sale, and in any event shall not Transfer any Securities to the prospective Transferee(s) if the prospective Transferee(s) declines to allow the participation of the Non-Transferring Securityholders on the terms specified herein. The Transferring Securityholder may, within 90 days after the expiration of the Second Securityholder Election Period, complete the Transfer of such Securities (i) with respect to which the Transferring Securityholder has duly given a Transfer Offer Notice, (ii) with respect to which neither the Company nor any of the Non-Transferring Securityholders has duly exercised its rights to acquire such Securities pursuant to Section 1.2 hereof, and (iii) as constitute the excess of the Securities described in the applicable Transfer Offer Notice over the aggregate amount of Securities as to which Non-Transferring Securityholders have duly elected to sell in such proposed sale pursuant to and in accordance with this Section 1.3, for such consideration and on such other terms as are no more favorable to the Transferring Securityholder than the terms offered to the Non-Transferring Securityholders in the applicable Transfer Offer Notice; provided, that each of such Transferees shall have executed and delivered to Holding an Instrument of Accession as a condition precedent to such Transfer. If the Transferring Securityholder fails to consummate such Transfer within the 90-day period after the expiration of the Second Securityholder Election Period, any subsequent proposed Transfer of such Securities shall be once again subject to all of the provisions of Section 1.1 above.

     1.4. Co-Sale Rights of Klearfold Management Holders and Tinsley Management Holders. In the event that, at any time prior to June 7, 2002, the Heritage Holders shall have elected to Transfer pursuant to Section 1.1(c) any amount of Heritage Securities then held by the Heritage Holders other than to Holding pursuant to Section 1.1(f)(iv) and other than

Transfers (in one or a series of transactions), to officers and employees of Holding or any of its Subsidiaries of less than 5% of the total amount of Heritage Securities held by the Heritage Holders immediately after giving effect to the repurchase contemplated by Section 1.1(f)(iv), and such Transfer has been approved in writing by Securityholders holding a majority of the Securities then outstanding (other than Securities then held by the Heritage Holders and their Affiliates) pursuant to and in accordance with Section 1.1(c) hereof, but such Transfer (a) has not been approved by the Majority Klearfold Holders, then the Herrin Stockholders may elect to participate in the contemplated Transfer of Heritage Securities and Transfer a proportionate percentage of their Klearfold Holder Securities, by delivery of a written notice (a "Klearfold Co-Sale
                                                       --------- -------
Notice") from the Herrin Stockholders to Holding, the Heritage Holders, the
------
AGI Management Stockholders, the Warrant Securityholders and the Tinsley Management Stockholders within 15 days after the date of such approval, (b) has not been approved by the Majority Tinsley Holders, then the Tinsley Management Stockholders may elect to participate in the contemplated Transfer of Heritage Securities and Transfer a proportionate percentage of their Tinsley Holder Securities, by delivery of a written notice (a "Tinsley Co-Sale Notice") from
                                                ------- ------- ------
the Tinsley Management Stockholders to Holding, the Heritage Holders, the AGI Management Stockholders, the Warrant Securityholders and the Klearfold Management Stockholders, also within 15 days after the date of such approval and/or (c) has not been approved by the Majority Warrant Holders, then the Warrant Securityholders may elect to participate in the contemplated Transfer of Heritage Securities and Transfer a proportionate percentage of their Warrant Securities, by delivery of a written notice (a "Warrant Co-Sale Notice") from
                                                ----------------------
the Warrant Securityholders to Holding, the Heritage Holders, the AGI Management Stockholders, the Klearfold Management Stockholders and the Tinsley Management Stockholders within 15 days after the date of such approval. Upon delivery of a Klearfold Co-Sale Notice, Tinsley Co-Sale Notice, or a Warrant Co-Sale Notice (each, a "Co-Sale Notice") the provisions of Section 1.3 shall apply, mutatis
          --------------
mutandis, to the participation by the Warrant Securityholders, Herrin Stockholders and/or Tinsley Management Stockholders, as the case may be, who shall have elected to participate in the contemplated Transfer (together, all such Warrant Securityholders, Herrin Stockholders and Tinsley Management Stockholders participating in a contemplated Transfer under this Section 1.4, the "Co-Selling Securityholders"), as participating Non-Transferring
     --------------------------
Securityholders, in the proposed Transfer by the Heritage Holders, as Transferring Securityholders. Notwithstanding the foregoing, simultaneously with, and as a condition to, any participation by any Co-Selling Securityholders in any proposed Transfer by the Heritage Holders, such Co-Selling Securityholders and the Heritage Holders, pro rata in accordance with the
                                          --------
respective number of shares of Common Stock then held by each of them, shall offer to the AGI Management Stockholders the opportunity to acquire up to a maximum number of the Klearfold Holder Securities, Tinsley Holder Securities, Heritage Securities and Warrant Securities to be Transferred (collectively, the "Co-Sale Securities") equal to the greater of (a) the aggregate number of Co-
 ------------------
Sale Securities proposed to be Transferred by the Co-Selling Securityholders, and (b) that number of Co-Sale Securities, the acquisition of which by the AGI Management Stockholders would ensure the ownership by the AGI Management Stockholders, collectively, of fifty percent (50%) plus one of the then
                                                   ----
outstanding shares of Common Stock (for the purposes of such calculation, any Warrants proposed to be Transferred by any Co-Selling Securityholders shall be deemed to be exercised). Any such purchase of Co-Sale Securities shall be at the same price and on the same terms specified for the proposed Transfer by the Heritage Holders (provided, that (i) each AGI Management Stockholder electing to acquire any Co-Sale Securities shall have the option to substitute for any non-cash consideration proposed to be received in respect of such proposed Transfer, cash in the amount of the fair market value thereof based on an appraisal by an Independent Appraiser and (ii) the purchase price to be received in exchange for any Warrant shall be reduced by the aggregate exercise price of such Warrant). If the AGI Management Stockholders wish to exercise their right to acquire any Co-Sale Securities, the Majority AGI Holders shall so indicate by written notice to Holding, the Heritage Holders and, in the event of a delivery of a Klearfold Co-Sale Notice, the Klearfold Management Stockholders, in the event of a delivery of a Tinsley Co-Sale Notice, the Tinsley Management Stockholders, and/or, in the event of a delivery of a Warrant Co-Sale Notice, the Warrant Securityholders, in each case within 30 days of the date of such Co-Sale Notice (or such longer period, not to exceed 60 days after the effective date of delivery of such Co-Sale Notice, as may be required to determine the value of non-cash consideration, if non-cash consideration is proposed to be received in respect of such proposed Transfer). Unless such notice shall have been timely delivered, the Klearfold Management Stockholders, Tinsley Management Stockholders and Warrant Securityholders shall be free to participate fully in the proposed Transfer by the Heritage Holders in accordance with the first sentence of this Section 1.4, provided that no such Transfer shall be completed until after the end of the period during which a Co-Sale Notice may be delivered. If such notice is delivered within such 30-day period, the proposed Transfer by the Heritage Holders shall be delayed for such period, not to exceed six (6) months from the date of the first Co-Sale Notice, as shall be reasonably necessary to permit those AGI Management Stockholders who so wish to acquire any such Co-Sale Securities pursuant to this Section 1.4.

     1.5. Closings.

     (a) In the event of any exercise by any of the Non-Transferring Securityholders of their first-refusal rights under Section 1.2 hereof, the Transferring Securityholder shall Transfer to each such Non-Transferring Securityholder the Securities to be purchased by such Non-Transferring Securityholder at a closing to be held at 10:00 a.m. at Holding's principal executive offices on the date specified in accordance with the applicable provisions of Section 1.2 hereof. At such closing, the Transferring Securityholder shall deliver to each such Non-Transferring Securityholder the certificate(s) representing the Securities to be purchased by such Non-Transferring Securityholder (properly endorsed or accompanied by duly executed stock powers or assignments, with signature(s) guaranteed or similar appropriate documentation of authority to transfer), free and clear of Liens, against payment therefor as provided herein by certified or bank check payable to the Transferring Securityholder, or by wire transfer to an account designated by the Transferring Securityholder.

     (b) In the event of any exercise by any of the Non-Transferring Securityholders of their co-sale rights under Sections 1.3 or 1.4 hereof, the closing of the sale of the Securities to be sold by such Non-Transferring Securityholders pursuant to such rights shall take place at the same date, time, and place at which the Transferring Securityholder is to consummate his, her or its Transfer of Securities to the prospective Transferee. At such closing, the

Transferring Securityholder and each of the Non-Transferring Securityholders shall deliver the certificate(s) representing the respective Securities to be sold by him or it (properly endorsed or accompanied by duly executed stock powers or assignments, with signature(s) guaranteed or similar appropriate documentation of authority to transfer), free and clear of Liens, against payment therefor as provided herein by certified or bank check payable to him or it, or by wire transfer to an account designated by him or it.

     (c) In the event of any exercise by any of the AGI Management Stockholders of their rights under Section 1.4 hereof, the Transferring Klearfold Management Stockholders, Heritage Holders, Tinsley Management Stockholders and Warrant Securityholders, as the case may be, shall Transfer to each such AGI Management Stockholder the Co-Sale Securities to be purchased by such AGI Management Stockholder at a closing to be held at the same date, time, and place, subject to the provisions of Section 1.4 above, as that at which the Transferring Heritage Holders are to consummate the Transfer of their Securities to their prospective Transferee pursuant to Section 1.1(c). At such closing, the Transferring Klearfold Management Stockholders, Heritage Holders, Tinsley Management Stockholders and Warrant Securityholders, as the case may be, shall deliver to each such AGI Management Stockholder the certificate(s) representing the Co-Sale Securities to be purchased by such AGI Management Stockholder (properly endorsed or accompanied by duly executed stock powers or assignments, with signature(s) guaranteed or similar appropriate documentation of authority to transfer), free and clear of Liens, against payment therefor as provided herein by certified or bank check payable to the applicable Transferring Klearfold Management Stockholder, Tinsley Management Stockholders, Warrant Securityholders or Heritage Holder, as the case may be, or by wire transfer to an account designated by such Securityholder.

     1.6. Transfers of Securities in Breach of this Agreement. Any attempted or purported Transfer of Securities in breach of this Agreement shall be wholly void, and commencing immediately upon the date of such attempted or purported Transfer (a) no dividend or distribution of any kind shall be paid by Holding in respect of such Securities (all rights to any such payment being hereby irrevocably waived and relinquished by the Securityholder attempting such transfer or purporting so to Transfer Securities, for both himself or itself and any purported Transferee), (b) the voting rights of such Securities, if any, shall terminate, and (c) neither the Securityholder attempting such Transfer or purporting so to Transfer Securities nor the purported Transferee shall be entitled to any rights in respect of such Securities unless and until such attempted or purported Transfer in breach of this Agreement has been rescinded.

     1.7. Other Holder Co-Sale Rights. Notwithstanding anything to the contrary stated herein, each of the Securityholders hereby agrees to honor and comply with any co-sale rights granted to any other holder of any Securities or options or warrants to acquire Securities with respect to the Transfer of such other holder's Securities or options or warrants, as the case may be, including any such rights under employee stock incentive or option plan or any other agreement with Holding granting co-sale rights to any such holder, provided that such other holder's co-sale rights are no more extensive or favorable than the rights of Non-Transferring Securityholders under Section 1.3 hereof.

     1.8. Additional Covenants.

     (a) The Heritage Holders agree that they will not Transfer any shares of Common Stock if, as a result of such Transfer, under the terms of Section 5.2 of the Fourth Amended and Restated Certificate of Incorporation Holding would be required to pay dividends on the Series A Preferred at the "Increased Dividend Rate" (as defined therein) as a result of the occurrence of a "Heritage Transfer".

     (b) The Heritage Holders and the Block Stockholders agree that they will not Transfer any shares of Common Stock if, as a result of such Transfer, under the terms of Section 5.2 of the Fourth Amended and Restated Certificate of Incorporation Holding would be required to pay dividends on the Series A Preferred at the Increased Dividend Rate as a result of the occurrence of a "50% Ownership Event".

     (c) The Heritage Holders agree that without the prior written consent of the Warrant Securityholders they will not Transfer any shares of Common Stock to Holding pursuant to Section 1.1(c) or Section 1.1(h) unless they either (i) procure for the Warrant Securityholders the right to sell to Holding on the same terms a pro rata share of the Securities to be sold to Holding, based on the total Securities held by the Heritage Holders intending to sell to Holding as compared to the total Securities held by the Warranty Securityholders electing to participate in such sale (in each case calculated on a Fully Diluted Basis and assuming that the Warrants have been exercised) or (ii) offer to purchase from the Warrant Securityholders that portion of the Warrant Securityholders' Securities that they would have sold to Holding had the Warrant Securityholders participated pursuant to clause (i) above. Any such offer shall be at the same price paid to the Heritage Holders by Holding.

     2.   Sale of Holding.

     2.1 Approved Sale. If at any time Holding's Board of Directors approves the sale of Holding or its business, whether by merger, consolidation, sale of all or substantially all of the assets or capital stock of Holding and/or one or more of its Subsidiaries, or otherwise, and (a) if on or after March 12, 2000, such approval was made in accordance with Section 3.2 and was permitted pursuant to Section 2.2(a), and (b) if prior to March 12, 2000, each of the Majority AGI Holders, the Majority Heritage Holders and the Majority Klearfold Holders have consented to such sale pursuant to and in accordance with Section 3.3 (any such proposed sale, or any sale to one or more AGI Prospective Purchasers (as defined in Section 2.2(a)(vii) below) pursuant to and in accordance with Section 2.2, an "Approved Sale"), then:
 -------- ----

          (i) Holding and each of the Securityholders shall cooperate fully in any Approved Sale and shall not take any action that is prejudicial to or inconsistent with such Approved Sale.

          (ii) Each Securityholder (A) shall vote or cause to be voted all Securities having voting rights that are owned by such Securityholder or over which such

     Securityholder has voting control to approve the terms of any such Approved Sale and such matters ancillary thereto as may be necessary or appropriate, in the judgment of the Board of Directors of Holding, to effect such Approved Sale, (B) hereby irrevocably waives and relinquishes, to the fullest extent permitted by applicable law, all rights to object to or dissent from such Approved Sale (including without limitation any appraisal or similar rights), and agrees to raise no objections against, such Approved Sale, (C) with respect to any Approved Sale structured as a sale of stock, shall sell all of such Securityholder's Securities on the terms and conditions approved by the Board of Directors of Holding, and (D) upon Holding's request, shall deliver the certificates representing all Securities owned or controlled by such Securityholder (duly endorsed, or accompanied by duly executed instruments of transfer) in escrow (pending receipt of the purchase price therefor) to Holding's counsel in such sale.

          (iii) Holding shall cause its officers, employees, agents, contractors, and other Persons under its control to cooperate in any Approved Sale and not to take any action that might impede any such sale. Without limiting the generality of the foregoing, any resignation of any office of Holding prior to closing of any Approved Sale by a director or executive officer of Holding shall be a breach of this Section 2.1(iii). Pending the completion of any Approved Sale, Holding shall operate only in the ordinary course and shall use all commercially reasonable efforts to maintain all existing business relationships in good standing.

     Notwithstanding the foregoing, the Warrant Securityholders shall not be obligated under subparagraphs (i)-(iii) above with respect to any particular Approved Sale if (i) such Approved Sale is to any Securityholder or any Affiliate of any Securityholder, other than an Approved Sale to the AGI Prospective Purchasers pursuant to Section 2.2 or as may otherwise be approved by the Majority Heritage Holders, and (ii) such Approved Sale has not been approved by the Majority Warrant Holders.

     2.2. Right of First Refusal.

     (a) Right of First Refusal. If at any time on or after March 12, 2000, Holding's Board of Directors wishes to approve the sale of Holding or its business, whether by merger, consolidation, sale of all or substantially all of the assets or capital stock of Holding and/or one or more of its Subsidiaries, or otherwise (any such sale, "Qualified Proposed Sale"), whether pursuant to the
                              --------- -------- ----
terms of a bona fide offer to purchase Holding or its business received by Holding from a third party not Affiliated to any Securityholder (a "Purchase
                                                                    --------
Offer"), or, subject to the limitations set forth in Section 2.2(b) below,
-----
pursuant to a decision by a majority of the members of the Board to offer Holding or its business for sale (a "Sale Decision"), the Board shall not
                                     ---- --------
recommend approval or approve any such Qualified Proposed Sale unless such recommendation or approval is made in accordance with Section 3.2 and Holding has complied in full with the terms of this Section 2.2(a).

          (i) Immediately following any Sale Decision or the receipt by Holding of any Purchase Offer, Holding shall provide written notice thereof (a

     "Sale Notice") to the
     ----- ------

     AGI Prospective Purchasers, setting forth in such Sale Notice in reasonable detail the nature and the proposed terms and conditions of the Qualified Proposed Sale, including, without limitation, the aggregate consideration to be paid (the "Offer Price"), whether such Sale Notice is being delivered
                      ----- -----
     pursuant to a Sale Decision or with respect to a Purchase Offer and, in the case of any Purchase Offer, the identity of the proposed purchaser, details of any deferred payment terms and other details as to the structure of the proposed consideration, together with a copy of the Purchase Offer if in writing.

          (ii) By delivery of written notice (an "AGI Purchase Notice") to
                                                  --- -------- ------
     Holding within 30 days of the effective date of delivery of the Sale Notice (or such longer period, not to exceed 60 days after the effective date of delivery of the Sale Notice, as may be required to determine the value of non-cash consideration, if non-cash consideration is proposed to be received in respect of such Qualified Proposed Sale), the AGI Prospective Purchasers may elect to purchase the following (in any such case, the "Items To Be Sold"): (A) all of the assets, stock or other properties
     ------ -- -- ----
     described in the Sale Notice, at the Offer Price and on the other terms specified therein; (B) if the Qualified Proposed Sale described in the Sale Notice is a purchase and sale of all or substantially all of the capital stock of Holding, all of the shares of capital stock and Convertible Securities proposed to be sold pursuant to such Qualified Proposed Sale, other than such shares then owned by the AGI Prospective Purchasers, at a price per share equivalent to the price per share which the holders of such capital stock and Convertible Securities would have received in the Qualified Proposed Sale described in the applicable Sale Notice and on the other terms specified therein; or (C) if the Qualified Proposed Sale described in the Sale Notice is a purchase and sale of all or substantially all the assets of Holding, at the AGI Prospective Purchasers' discretion, all of the shares of Holding's capital stock (other than shares of Series A Preferred, with respect to which the holders of Series A Preferred will retain all their rights and obligations under the Fourth Amended and Restated Certificate of Incorporation) and Convertible Securities other than such shares then owned by the AGI Prospective Purchasers, at a price per share equivalent to the distribution per share which the holders of Holding's capital stock and Convertible Securities (in either case other than the AGI Prospective Purchasers) would have received in the event that Holding had paid out the purchase price, net of expenses and taxes incurred in connection with such transaction, for all or substantially all of its assets as a distribution on its capital stock and assuming that all holders of Convertible Securities had converted into or exercised the rights to acquire capital stock of Holding prior to such distribution; provided, however, that if non-cash consideration is proposed to be received in any such case, the AGI Prospective Purchasers shall have the right to pay cash in the amount of the fair market value thereof pursuant to an appraisal obtained by them from an Independent Appraiser; and any such appraisal shall be included with the applicable AGI Purchase Notice.

          (iii) If (x) the AGI Prospective Purchasers do not timely deliver an AGI Purchase Notice in accordance with paragraph (ii) above, or (y) the AGI Prospective Purchasers do deliver an AGI Purchase Notice in accordance with paragraph (ii) above, but fail to consummate an AGI Purchase (as defined below) pursuant to and in accordance with Section 2.2(a)(vi) below, then Holding shall be free, in the case of clause (x), for a period of five (5) months from the last date upon which an AGI Purchase Notice might have been timely delivered pursuant to paragraph (ii) above, and in the case of clause (y), for a period of 12 months from the applicable AGI Purchase Termination Date (such period, as determined under clause (x) or clause (y) above, the "Board Sale Period")
                                                           -----------------
     to pursue and complete the Qualified Proposed Sale, and such sale completed in accordance herewith shall be an "Approved Sale" hereunder, subject to the terms and conditions set forth in Sections 2.1 and 2.3 hereof. Holding shall notify the AGI Prospective Purchasers if at any time during a Board Sale Period the fair market value of the aggregate consideration being offered (with any non-cash consideration being valued on the same basis as employed in the appraisal, if any, obtained by the AGI Prospective Purchasers pursuant to paragraph (ii) above, and if no such appraisal shall have been obtained, as valued in accordance with an appraisal obtained by Holding from an Independent Appraiser reasonably acceptable to the AGI Prospective Purchasers) shall be less than 92.5% of the Offer Price. At any such time during a Board Sale Period, or if the Qualified Proposed Sale has not been consummated within the applicable Board Sale Period and Holding's Board of Directors determines at the end of such period, subject to the limitations of Section 2.2(b), that it wishes to continue to pursue a Qualified Proposed Sale, then and in either such case Holding shall provide written notice thereof to the AGI Prospective Purchasers (a "Second
                                                                  ------
     Sale Notice"), setting forth in such Second Sale Notice the information
     ---- ------
     described in paragraph (i) above with respect to the terms and conditions of the Qualified Proposed Sale as then proposed, together with any appraisal obtained by Holding of any non-cash consideration offered in such Qualified Proposed Sale. If the AGI Prospective Purchasers elect to purchase the Items To Be Sold as described in such Second Sale Notice, then they shall so notify Holding by written notice (also an "AGI Purchase
                                                              --- --------
     Notice") within 30 days of the effective date of delivery of the Second
     ------
     Sale Notice.

          (iv) If an AGI Purchase Notice shall have been duly and timely delivered in accordance with paragraphs (ii) or (iii), then the purchase of the Items To Be Sold (the "AGI Purchase") shall be consummated, unless
                                --- --------
     otherwise agreed by the AGI Prospective Purchasers, on a pro rata basis based upon the ratio which the number of shares of AGI Holder Securities then held by each such electing AGI Prospective Purchaser bears to the total of AGI Holder Securities held by all of the AGI Prospective Purchasers who have elected to participate in such purchase (in all cases calculated on a Fully Diluted Basis). The AGI Purchase shall be consummated on the terms, as to price and other conditions, referred to in paragraph (ii) above and such Purchase shall be an "Approved Sale" hereunder, subject to the terms and conditions set forth in Sections 2.1 and 2.3 hereof. A legally-binding and enforceable agreement to complete the AGI Purchase on such terms within a period not to exceed 30 days after the date of such agreement and without a financing contingency (an "AGI
                                                                         ---
     Purchase Contract") shall have been entered into on the later of (x) if the
     -------- --------
     Qualified Proposed Sale were pursuant to a Purchase Offer, the date which the prospective purchaser proposed to consummate such purchase as described in such Purchase Offer, or (y) the date five (5) months following the date of the applicable AGI Purchase Notice, subject in each case to the AGI Prospective Purchasers' compliance with the provisions of paragraph (v) below.

          (v) From and after the delivery of an AGI Purchase Notice, the AGI Prospective Purchasers shall use their best efforts to inform Holding's Board of Directors as to their progress or lack thereof in procuring financing for the completion of the AGI Purchase. Without limiting the foregoing general obligation, (x) within 60 days of the delivery of the AGI Purchase Notice, the AGI Prospective Purchasers shall have delivered to Holding's Board of Directors reasonably detailed expressions of interest from one or more financing sources regarding financing in the amounts necessary to complete the AGI Purchase and pay the AGI Prospective Purchasers' related expenses, and (y) within 120 days of the delivery of the AGI Purchase Notice, the AGI Prospective Purchasers shall have delivered to Holding's Board of Directors letter(s) of intent from one or more reasonably reputable financing sources setting forth reasonably detailed proposals for the provision to the AGI Prospective Purchasers of financing in such amounts as shall then be necessary to complete the AGI Purchase and pay the AGI Prospective Purchasers' related expenses, together with a reasonably complete draft of an AGI Purchase Contract. In any event, the AGI Prospective Purchasers shall deliver to Holding's Board of Directors copies of all such expressions of interest and letters of intent and copies of the first and last drafts of financing documentation and of any proposed AGI Purchase Contract, as soon as such documents are received by such AGI Prospective Purchasers. So long as the AGI Prospective Purchasers are complying with the provisions of this Section 2.2(a)(v), Holding and each of the Securityholders other than the AGI Prospective Purchasers agree to act with respect to the proposed AGI Purchase in accordance with the provisions of Section 2.1, and such AGI Purchase shall be deemed to be an Approved Sale hereunder. Holding and each of such other Securityholders agree to treat as confidential all information regarding the proposed AGI Purchase pursuant to this Section 2.2(a)(v).

          (vi) If (A) at any time following delivery of an AGI Purchase Notice pursuant to paragraphs (ii) or (iii) above and prior to entering into an AGI Purchase Contract, (x) the AGI Prospective Purchasers determine in good faith (provided that if requested in good faith by any director of Holding, the AGI Prospective Purchasers shall within ten (10) days after such request send written notice to Holding's Board of Directors of their determination as to such matters), that the AGI Prospective Purchasers will either (1) not be able to enter into an AGI Purchase Contract within the period specified in paragraph (iv) above, or (2) not be able to complete an AGI Purchase on the terms required by this Section 2.2(a), or (y) the AGI Prospective Purchasers elect not to proceed with an AGI Purchase, or (B) the AGI Prospective Purchasers shall have breached or been unable to comply with the requirements of paragraphs (iv) and/or (v) above, or (C) the AGI Prospective Purchasers have not, within ten (10) days of being requested to do so by any director of Holding, delivered to Holding a written determination as described in clause (A)(x) above, then, in the case of clause (A) above, the AGI Prospective Purchasers shall immediately so notify Holding's Board of Directors in writing, and in any such case the rights of the AGI Prospective Purchasers to pursue an AGI Purchase pursuant to this Section 2.2(a) shall thereupon terminate, and thereafter the AGI Prospective Purchasers shall only be entitled to pursue an AGI Purchase pursuant to and in accordance with Section 2.2(b) below.

          (vii)  The term "AGI Prospective Purchasers" means Richard Block,
                           --- ----------- ----------
     individually, together with his Family Members and Family Trusts. No AGI Prospective Purchaser may assign any or all of his or its rights to deliver an AGI Purchase Notice, to pursue an AGI Purchase, or to complete an AGI Purchase under this Section 2.2(a) without the prior written consent of Holding, provided that if the proposed assignee is an entity under the control of ("control", for purposes of this Section 2.2(a)(vii), includes Richard Block holding a senior executive position with, or membership of the board of, such entity) or majority-owned by an AGI Prospective Purchaser, then such consent shall not be unreasonably withheld or delayed.

     (b) Subsequent Purchase Rights. In the event that an AGI Purchase Notice (other than an Exempt Purchase Notice, as defined below) shall have been delivered in accordance with Sections 2.2(a)(ii) or 2.2(a)(iii) above, and the period for the AGI Prospective Purchasers to pursue an AGI Purchase pursuant thereto shall have terminated pursuant to and in accordance with Section 2.2(a)(vi) above (the date of such termination, the "AGI Purchase Termination
                                                     ------------------------
Date"), then the AGI Prospective Purchasers shall have the right to deliver not
----
more than one additional AGI Purchase Notice with respect to any Sale Notices delivered prior to June 7, 2002, provided that this limitation shall not apply to limit the AGI Prospective Purchasers' right to deliver AGI Purchase Notices which are Exempt Purchase Notices under clause (B) of the definition thereof, and provided further that any AGI Purchase Notice otherwise permitted to be delivered hereunder and which becomes an Exempt Purchase Notice under clause (A) of the definition thereof shall not be considered to be an additional AGI Purchase Notice for purposes of this limitation. If, in response to any Sale Notice delivered prior to June 7, 2002, the AGI Prospective Purchasers shall have delivered an AGI Purchase Notice which was not an Exempt Purchase Notice, then the AGI Prospective Purchasers shall have no right to deliver an AGI Purchase Notice in response to a Sale Notice delivered after June 7, 2002, unless such AGI Purchase Notice would be an Exempt Purchase Notice under clause
(B) of the definition thereof, and would be delivered in connection with a Sale Notice originally delivered prior to June 7, 2002. If the first AGI Purchase Notice which is not an Exempt Purchase Notice is delivered in response to a Sale Notice delivered after June 7, 2002, then, except with respect to Exempt Purchase Notices described in clause (B) of the definition thereof, no other AGI Purchase Notice may be provided under this Agreement. Notwithstanding anything herein to the contrary, (i) to the extent that two AGI Purchase Notices shall have been delivered in response to Sale Notices with respect to Qualified Proposed Sales, other than Exempt Purchase Notices under clause (B) of the definition thereof, no further AGI Purchase Notices may be delivered, and (ii) Exempt Purchase Notices under clause (B) of the definition thereof may be delivered at any time, including after June 7, 2002, to the extent that any such Exempt Purchase Notice relates to a Sale Notice with respect to which the AGI Prospective Purchasers originally had the right to deliver an AGI Purchase Notice under the other terms of this Section 2.2(b).

     As used herein, the term "Exempt Purchase Notice" means (A) any AGI
                               ------ -------- ------
Purchase Notice delivered in response to a Sale Decision, if no Qualified Proposed Sale is consummated either pursuant to such AGI Purchase Notice or during the applicable Board Sale Period thereafter, or (B) any AGI Purchase Notice delivered during a Board Sale Period in response to a Second Sale Notice disclosing an Offer Price which is less than 92.5% of the Offer Price disclosed in the Sale Notice delivered prior to the commencement of such Board Sale Period.

     In the event that a further AGI Purchase Notice is permitted to be delivered in accordance with the foregoing provisions of this Section 2.2(b), the provisions of Section 2.2(a) shall apply to such AGI Purchase Notice and to the rights and obligations of Holding and the AGI Prospective Purchasers arising therefrom, except that the period by which an AGI Purchase Contract is to have been entered into pursuant to Section 2.2(a)(iv)(y) shall be reduced from six
(6) months (or seven (7), as the case may be) to four (4) months (or five (5), as the case may be), and the periods of 60 and 120 days specified in Section 2.2(a)(v) shall each be reduced by 30 days to 30 and 90 days, respectively. Subject to the foregoing limitations, Holding shall comply with the provisions of Section 2.2(a) with respect to any and all Qualified Proposed Sales, including the requirement to deliver to the AGI Prospective Purchasers Sale Notices with respect thereto, from and after March 12, 2000, provided, however, that in the event that a Sale Notice resulting from a Sale Decision has been delivered and no Qualified Proposed Sale has been consummated within a period of six months (if no AGI Purchase Notice was delivered in connection therewith) or, in all other cases, twelve (12) consecutive months following such delivery (as such period may have been extended to permit the valuation of any proposed non-cash consideration), then Holding may not deliver another Sale Notice resulting from a Sale Decision for a period after the end of such 6- or 12-month period, as the case may be (as so extended), equal to the lesser of (A) six (6) months, or (B) the period to June 7, 2002 (provided that, for the avoidance of doubt, this provision shall not limit Holding's obligation to deliver Sale Notices with respect to Purchase Offers received by Holding).

     (c) Delay in Completion of Purchase. If a "Change of Control", as such term is defined in the Indenture, would occur as a result of an exercise of the AGI Proposed Purchasers' rights under this Section 2.2, then the closing of the transaction which would otherwise result in such Change of Control may be delayed, at the option of the AGI Prospective Purchasers, for a period not to exceed ninety (90) days beyond the end of the period(s) required for the completion thereof under the applicable sections above, notwithstanding any provisions to the contrary in such sections.

     2.3. Received Consideration. The obligations of the Securityholders with respect to any Approved Sale are subject to the satisfaction of the condition that upon the consummation of such sale, all of the holders of Common Stock shall receive the same forms and amounts of consideration per share outstanding, or if any holders are given an option as to the form and amount of consideration to be received per share, all holders shall be given the same option.

In addition, the obligation of the Warrant Securityholders with respect to any Approved Sale are subject to the satisfaction of the condition that upon consummation of such sale, all of the holders of Warrants shall receive the same forms and amounts of consideration per Warrant Share issuable upon exercise of the Warrants, less any exercise price, or if any holders are given an option as to the form and amount of consideration to be received per share, all holders of Warrants shall be given the same option.

     3.   Voting.

     3.1. Board of Directors.

     (a) Subject to the provisions of Sections 3.1(b) - (e) hereof, in any and all elections of directors of Holding, AGI, Klearfold, and any other Domestic Subsidiary of Holding existing from time to time (whether at a meeting or by written consent in lieu of a meeting), each Securityholder shall vote or cause to be voted all Securities having voting rights that are owned by such Securityholder or over which such Securityholder has voting control, and/or, as relevant, shall use such Securityholder's best efforts to cause such Securityholder's designees as directors to vote so as to fix the number of directors of Holding at eleven, to cause such Securityholder's designees as directors of Holding to so act as to ensure that Holding, in its capacity as stockholder of AGI, Klearfold, and any other such Domestic Subsidiary, fixes the number of directors of each of AGI, Klearfold, and any other such Domestic Subsidiary at eleven, and, in each case, to nominate and elect, or use its best efforts to cause to be nominated and elected, such directors of each of Holding, AGI, Klearfold, and any other such Domestic Subsidiary, respectively, as follows:

          (i) Three individuals (the "AGI Directors") designated as follows:
                                      --- ---------
     (A) if Richard Block is both chief executive officer of Holding and holds at least 75% (on a Fully Diluted Basis) of the number of shares of Common Stock issued to him pursuant to the Investment Agreement, as adjusted for splits, combinations, and other recapitalizations from and after the date thereof, then Richard Block and two individuals designated by Richard Block; (B) if Richard Block is both chief executive officer of Holding and holds at least 50% but less than 75% (on a Fully Diluted Basis) of the numbers of shares of Common Stock issued to him pursuant to the Investment Agreement, as adjusted for splits, combinations and other recapitalizations from and after the date thereof, then Richard Block, one individual designated by Richard Block, and one individual designated by the holders of a majority of the then outstanding AGI Holder Securities who are then employed by Holding or its Subsidiaries (the "Majority AGI Employee
                                                   ---------------------
     Holders"); (C) if Richard Block is both chief executive officer of Holding and holds less than 50% (on a Fully Diluted Basis) of the numbers of shares of Common Stock issued to him pursuant to the Investment Agreement, as adjusted for splits, combinations and other recapitalizations from and after the date thereof, then Richard Block and two individuals designated by the Majority AGI Employee Holders; (D) if Richard Block is not chief executive officer of Holding and holds at least 50% (on a Fully Diluted Basis) of the numbers of shares of Common Stock issued to him pursuant to the Investment Agreement, as adjusted for splits, combinations and other recapitalizations from and after the date thereof, then one individual designated by Richard Block and two individuals designated by the Majority AGI Employee Holders; and (E) if Richard Block is not chief executive officer of Holding and holds less than 50% (on a Fully Diluted Basis) of the number of shares of Common Stock issued to him pursuant to the Investment Agreement, as adjusted for splits, combinations and other recapitalizations from and after the date thereof, then three individuals designated by the Majority AGI Employee Holders;

          (ii) Two individuals (the "Heritage I Directors") designated by the
                                     -------- - ---------
     Majority Heritage I Holders;

          (iii)  Two individuals (the "Heritage II Directors") designated by the
                                       -------- -- ---------
     Majority Heritage II Holders;

          (iv) Two individuals (the "Klearfold Directors") designated by the
                                     --------- ---------
     Majority Herrin Holders; and

          (v) Two individuals (the "Tinsley Directors") designated by the
                                    ------- ---------
     Majority Tinsley Holders or, if no Tinsley Holder Securities are then outstanding, designated by the Tinsley Management Stockholders.

and a quorum of the Board of Directors of each of Holding, AGI, Klearfold and any other Domestic Subsidiary of Holding existing from time to time, shall consist of ten directors, provided, however that in the event a quorum is not present at any meeting of the Board of Directors of any such Person, such meeting shall be adjourned and each director notified by telephone and written telecommunication of the date and time at which such meeting is to be reconvened, which shall be not less than 48 hours following the time of the originally-scheduled meeting of the Board of Directors, and at such reconvened meeting the quorum of the Board of Directors shall consist of six directors.

     (b) Notwithstanding the foregoing Section 3.1(a) and Section 3.1(c) below, upon delivery of a written notice from the Majority Heritage Holders to Holding (a "Board Control Notice"), and thereafter until the withdrawal by the Majority
    ----- ------- ------
Heritage Holders of such Board Control Notice, each Securityholder shall vote or cause to be voted all Securities having voting rights that are owned by such Securityholder or over which such Securityholder has voting control, and/or, as relevant, shall use such Securityholder's best efforts to cause such Securityholder's designees as directors to vote, so as to fix the number of directors of Holding at fifteen, and to nominate and elect such fifteen directors as follows:

          (i) Four individuals designated by the Majority Heritage I Holders (also being referred to herein as "Heritage I Directors");
                                        -------- - ---------

          (ii) Four individuals designated by the Majority Heritage II Holders (also being referred to herein as "Heritage II Directors"); and
                                        -------- -- ---------

          (iii) Seven individuals designated as follows: three designated in accordance with Section 3.1(a)(i), also being referred to herein as "AGI
                                                                          ---
     Directors"; two designated in accordance with Section 3.1(a)(iv), also
     ---------
     being referred to herein as "Klearfold Directors"; and two designated in
                                  --------- ---------
     accordance with Section 3.1(a)(v), also being referred to herein as

     "Tinsley Directors"; and all such individuals being referred to herein as
     -------- ---------
     the "Non-Heritage Directors".
          ------------ ---------

and each of the Securityholders will use its best efforts to cause Holding so to act as to make conforming changes to the Boards of Directors of AGI, Klearfold and each other Domestic Subsidiary of Holding existing at such time, and each of the Securityholders shall vote or cause to be voted all Securities having voting rights that are owned by such Securityholder or over which such Securityholder has voting control in favor of all matters recommended for approval by the Securityholders by any Board of Directors elected pursuant to this Section 3.1(b). Upon its receipt of a Board Control Notice, Holding shall notify each of the Securityholders (other than the Heritage Holders) thereof, provided that the failure to deliver any such notification, or any such Securityholder's failure to receive any such notification, shall not limit the effectiveness of this Section 3.1(b). While the Boards of Directors of Holding, AGI, Klearfold, and any other Domestic Subsidiary are constituted in accordance with this
Section 3.1(b) a quorum of each of such Boards of Directors shall consist of thirteen directors, provided, however that in the event a quorum is not present at any meeting of the Board of Directors of any such company, such meeting shall be adjourned and each director notified by telephone and written telecommunication of the date and time at which such meeting is to be reconvened, which shall be not less than 48 hours following the time of the originally-scheduled meeting of the Board of Directors, and at such reconvened meeting the quorum of the Board of Directors shall consist of eight directors, provided, further, that in order to constitute a quorum, the aggregate number of Heritage I Directors and Heritage II Directors present at any such meeting (including any such reconvened meeting) shall exceed the number of Non-Heritage Directors so present.

     (c) Subject to the provisions of Sections 3.1(b) and (d) hereof, in the event that Scott Herrin's employment with Holding and its Subsidiaries is terminated either (A) by Scott Herrin with Good Reason, at any time after January 1, 1999, pursuant to clause (i) of the definition of Good Reason in his Employment, Non-Competition and Stock Repurchase Agreement with Holding, dated as of March 12, 1998, or (B) pursuant to Section 4(f) of such Agreement, then and thereafter each Securityholder shall vote or cause to be voted all Securities having voting rights that are owned by such Securityholder or over which such Securityholder has voting control, and/or, as relevant, shall use such Securityholder's best efforts to cause such Securityholder's designees as directors to vote, so as to fix the number of directors of Holding at thirteen, and to nominate and elect such thirteen directors as follows:

          (i) Eleven individuals designated in accordance with Sections 3.1(a)(i) - (v) hereof;

          (ii) One individual, who shall for the purposes hereof also be referred to herein as an "AGI Director", designated by Richard Block, so
                               --- --------
     long as Richard Block is
     chief executive officer of Holding, and otherwise by the Majority AGI Employee Holders, and approved by the Majority Heritage Holders in their sole discretion (such approval not to be unreasonably withheld or delayed) but who shall not be an Affiliate or Related Party of any AGI Stockholder or any Heritage Holder, nor an employee or officer of Holding or any of its Subsidiaries; and

          (iii) One individual, who shall for the purposes hereof also be referred to herein as a "Heritage Director", designated by the Majority
                              -------- --------
     Heritage Holders, and approved by Richard Block, in his sole discretion, so long as Richard Block is chief executive officer of Holding, and otherwise by the Majority AGI Employee Holders, in their sole discretion (such approval, in either such case, not to be unreasonably withheld or delayed) but who shall not be an Affiliate or Related Party of any AGI Stockholder or any Heritage Holder, nor an employee or officer of Holding or any of its Subsidiaries.

and each of the Securityholders will use its best efforts to cause Holding so to act as to make conforming changes to the Boards of Directors of AGI, Klearfold and each other Domestic Subsidiary of Holding existing at such time, and each of the Securityholders shall vote or cause to be voted all Securities having voting rights that are owned by such Securityholder or over which such Securityholder has voting control in favor of all matters recommended for approval by the Securityholders by any Board of Directors elected pursuant to this Section 3.1(c). Holding shall notify each of the Securityholders (other than the Herrin Stockholders) of the occurrence of a termination of Scott Herrin's employment with Holding as described above in this Section 3.1(c), provided that the failure to deliver any such notice, or any such Securityholder's failure to receive any such notice, shall not limit the effectiveness of this Section 3.1(c). While the Boards of Directors of Holding, AGI, Klearfold, and any other Domestic Subsidiary of Holding are constituted in accordance with this Section 3.1(c), a quorum of each of such Boards of Directors shall consist of twelve directors, provided, however that in the event a quorum is not present at any meeting of the Board of Directors of any such company, such meeting shall be adjourned and each director notified by telephone and written telecommunication of the date and time at which such meeting is to be reconvened, which shall be not less than 48 hours following the time of the originally-scheduled meeting of the Board of Directors, and at such reconvened meeting the quorum of the Board of Directors shall consist of seven directors.

     (d) If any vacancy shall occur in any of the Boards of Directors of Holding, AGI Klearfold or any other Domestic Subsidiary of Holding, whether as a result of the death, disability, resignation, or removal of any director or otherwise, such director's replacement shall be designated by the Person or Persons who, pursuant to subsection (a), (b) or (c) of Section 3.1 hereof, as the case may be, originally designated such director (unless such subsection
(a), (b) or (c) as the case may be, is not at the time of designation of such replacement director the operative section governing the election of directors hereunder). Each Person entitled to designate a director or a replacement for a director pursuant to this Section 3 shall also be entitled to instruct the Securityholders to remove such director with or without cause and upon such instruction the Securityholders shall act to remove such director, whereupon the Person(s) initiating such removal shall be entitled, subject to the approvals required by Sections 3.1(c)(ii) or 3.1(c)(iii) above, if applicable, to designate a replacement for any director so removed. Each Securityholder hereby agrees to vote or cause to be voted all Securities having voting rights that are owned by such Securityholder or over which such Securityholder has voting control, and shall use such Securityholder's best efforts to cause such Securityholder's designees as directors to vote, so as to comply with this Section 3.1(d).

     (e) If at any time Holding or any of its Subsidiaries acquires all or substantially all of the assets or capital stock of any Person for aggregate consideration in excess of $10,000,000, then the Securityholders holding a majority of the then outstanding shares of Common Stock (on a Fully Diluted Basis) may act to amend this Section 3.1, and any corresponding provision of Holding's or any of its Subsidiaries' by-laws, so as to permit an increase in the number of directors required hereby (but not, in any event, to decrease such number), provided that the additional directors elected pursuant to any such increase may not be selected by any existing Securityholder with the right (either individually or collectively with other Securityholders) to designate directors under this Section 3.1 as in effect immediately prior to such amendment, or by any Affiliate of any such Securityholder.

     (f) Each Securityholder agrees to use such Securityholder's best efforts to cause such Securityholder's designees as directors pursuant to this Section 3.1 to approve the directors designated by each other Securityholder pursuant to this Section 3.1, in order to ensure that each such director is and remains a "Continuing Director" under and as defined in the Indenture.

     3.2. Consent to Certain Actions.

     (a) Each of the Securityholders hereby irrevocably agrees that such Securityholder will not vote or permit to be voted any Securities having voting rights that are owned by such Securityholder or over which such Securityholder has voting control, and shall use such Securityholder's best efforts to cause such Securityholder's designees as directors not to vote, in favor of any action referred to in Schedule 5 that has not been first submitted by written notice to
               ----------
the Majority Heritage Holders at least ten (10) days' prior to the earlier of the taking of such action or any Board or stockholder action approving or ratifying any such action, provided, that such prior notice shall not be required in the event any such action shall have been approved (by written consent or by affirmative vote at a meeting of the Board of Directors) by one director of Holding who was designated as such by the Majority Heritage I Holders pursuant to any of Sections 3.1(a), (b) or (c) above, as the case may be, or by one director of Holding who was designated as such by the Majority Heritage II Holders pursuant to any of such subsections. Notwithstanding the foregoing or anything stated in Schedule 5 hereto, no such prior written notice
                                ----------
or prior approval shall be required for Holding or any of its Subsidiaries to perform any of their respective obligations under this Agreement, the Stock Purchase Agreement, any Repurchase Agreement, Holding's By-Laws, or any employee stock incentive or option plan or any other agreement to which the Company is a party or otherwise board approved by the Board of Directors of Holding prior to the Tinsley Closing Date, or approved by the Board of Directors of Holding after the Tinsley Closing Date in accordance with the provisions hereof, nor shall any such prior written notice or prior approval be required in order for any party hereto, or to any of the above agreements (other than Holding), or any person having rights under any of the above documents (other than Holding), to exercise any right or benefit provided to such party therein.

     (b) Holding and each of the Securityholders hereby agree with each Securityholder who is an employee of Holding or any of its Subsidiaries, or party to an Employment Agreement with Holding or any of its Subsidiaries, that any wanton and willful breach by any such employee Securityholder of the foregoing provisions of this Section 3.2 shall constitute grounds for termination for "Cause" of such Securityholder's employment by Holding or any such Subsidiary, notwithstanding anything to the contrary stated in such Securityholder's Employment Agreement, but shall not otherwise create any personal liability for any breach by such Securityholder of the foregoing provisions of this Section 3.2.

     3.3 Consent to Sale. Until March 12, 2000, and subject to the provisions of Section 2.3 hereof, each of the Securityholders hereby irrevocably agrees that such Securityholder shall not vote or permit to be voted any Securities having voting rights that are owned by such Securityholder or over which such Securityholder has voting control, and shall use such Securityholder's best efforts to cause such Securityholder's designees as directors not to vote, in favor of any sale of Holding or its business (whether by merger, consolidation, sale of all or substantially all of the assets or capital stock of Holding and/or one or more of its Subsidiaries, or otherwise), if the proposed sale has not been previously approved in writing by the Majority AGI Holders, the Majority Heritage Holders and the Majority Klearfold Holders.

     3.4. Proxy. Each Securityholder hereby irrevocably appoints Holding as such Securityholder's true and lawful proxy and attorney-in-fact, with full power of substitution, to vote or cause to be voted all Securities having voting rights that are owned by such Securityholder or over which such Securityholder has voting control to effectuate the agreements of such Securityholder set forth in this Agreement in the event of any breach by such Securityholder of its obligations under this Agreement. The proxies and powers granted by each Securityholder pursuant to this Section 3.4 are coupled with an interest and are given to secure the performance of such Securityholder's duties under this Agreement. Such proxies shall be irrevocable for so long as this Agreement remains in effect and shall survive the death, incompetence, and/or disability of any Securityholder who is an individual and the merger, liquidation, dissolution, and/or winding-up of any Securityholder that is not an individual.

     3.5. Action by Securityholders. Each Securityholder further agrees that such Securityholder shall not vote or permit to be voted any Securities having voting rights that are owned by such Securityholder or over which such Securityholder has voting control, or take any other action as a stockholder of Holding, to circumvent the voting arrangements set forth in this Section 3. Without limiting the generality of the foregoing, each Securityholder agrees not to commence, maintain, or participate in any legal action or proceeding (including without limitation any stockholder's derivative suit) challenging any action or transaction duly approved by Holding's Board of Directors in accordance with the terms of this Agreement.

     4.   Preemptive Rights.

     4.1. Grant of Rights. Subject to the final sentence of this Section 4.1, if Holding or any of its Subsidiaries authorizes the issuance or sale of any shares of any class of capital stock or other securities, Holding shall (or shall cause such Subsidiary to) first offer to sell to each Securityholder a portion of such securities equal to the quotient (expressed as a percentage) of
(i) the number of shares of Common Stock held by such Securityholder (calculated on a Fully Diluted Basis; for purposes of such calculation all outstanding Warrants shall be deemed to be exercised), divided by (ii) the number of shares of Common Stock then outstanding (calculated on a Fully Diluted Basis). Each Securityholder who is an "accredited investor", as defined in Rule 501 of the regulations promulgated by the Securities and Exchange Commission under the Act shall be entitled to purchase all or part of such stock or securities at the same price and on the same terms (including any deferred payment terms) as such stock or securities are to be offered to any other Persons, provided, that each such Securityholder shall have the option to substitute for any non-cash consideration proposed to be received in respect of such proposed issuance or sale, cash in the amount of the fair market value thereof. Notwithstanding the foregoing, the provisions of this Section 4.1 shall not apply to the issuance or sale of any shares of capital stock by any of Holding's Subsidiaries to Holding or to any of its wholly owned Subsidiaries, or to (a) the issuance of shares of Common Stock pursuant to a Public Sale, (b) the issuance of shares of Common Stock as consideration for the acquisition of all or any substantial portion of the assets or all or any portion of the capital stock of any Person, provided, for the avoidance of doubt, that the issuance or sale by Holding or any of its Subsidiaries of any shares of any class of capital stock or other securities to generate cash funding of the consideration for any such acquisition shall be subject to the provisions of the first sentence of this Section 4.1, (c) the issuance of shares of Common Stock pursuant to a management stock option plan or employee incentive plan approved by the Board of Directors, (d) the issuance of shares of Common Stock to, or pursuant to warrants or options issued to, consultants to, vendors to, or joint venture partners of Holding or its Subsidiaries, in each case as approved by the Board of Directors, (e) the issuance of shares of Common Stock as a dividend in respect of the outstanding shares of Common Stock, (f) the sale of the Series A Preferred pursuant to the Preferred Purchase Agreement, (g) the issuance of the Warrants pursuant to the Preferred Purchase Agreement and the issuance of Warrant Shares upon exercise of the Warrants or any other shares of any class of capital stock of Holding issued pursuant to the terms of the Warrants, (h) the issuance of additional shares of Series A Preferred as "PIK Dividends" pursuant to Holding's Fourth Amended and Restated Certificate of Incorporation and the issuance of additional shares of Series A Preferred pursuant to Section 7.03 of the Preferred Purchase Agreement and (i) the offering and sale prior to December 31, 1999 of up to 3,300 shares of Common Stock for a purchase price of not less than $608 per share to officers and employees of Holding and its Subsidiaries.

     4.2. Securityholders' Exercise of Right. Each Securityholder entitled to exercise purchase rights under Section 4.1 above must exercise such purchase rights within 30 days after the effective date of delivery to such Securityholder of written notice from Holding or its Subsidiary, as the case may be, describing in reasonable detail the stock or other securities being offered, the purchase price thereof, the payment terms, and such Securityholder's allotted portion thereof, as determined in accordance with
Section 4.1 hereof. If all of such stock or other securities are not fully subscribed for by the Securityholders within such 30-day period, the stock or securities that are not so subscribed for shall be re-offered to the Securityholders purchasing their full allotments upon the terms set forth in this Section 4, except that (i) such Securityholders must exercise their purchase rights with respect to such re-offered securities within ten (10) days after receipt of such re-offer, and (ii) unless such Securityholders so agree, each such Securityholder shall be offered and shall be entitled to purchase pursuant to this Section 4.2 a portion of the re-offered securities equal to the quotient (expressed as a percentage) of (x) the number of shares of Common Stock held by such Securityholder (calculated on a Fully Diluted Basis), divided by
(y) the number of shares of Common Stock (calculated on a Fully Diluted Basis) then held by the Securityholders receiving such re-offer.

     4.3. Holding's Exercise of Rights. Upon the expiration of the offer and re-offer (if any) periods described above, Holding or its Subsidiary, as the case may be, shall be free to sell any stock or other securities that the Securityholders have not elected to purchase during the ninety (90) days following such expiration, on terms and conditions no more favorable to the purchasers thereof than those offered to the Securityholders. Any stock or other securities offered or sold by Holding or such Subsidiary after such 90-day period and prior to June 7, 2002 must be re-offered to all of the Securityholders pursuant to the terms of this Section 4.

     5. Restrictive Legend. So long as any Securities are subject to the provisions hereof, all certificates representing such Securities shall have imprinted on them a restrictive legend in substantially the following form:

     "The securities represented by this certificate are subject to the terms of a certain Second Amended and Restated Stockholder Agreement, dated as of March 12, 1998, and amended and restated as of January 11, 1999, among the registered holder of this certificate (or such holder's predecessor-in-interest), the issuer of this certificate, and certain others. The Second Amended and Restated Stockholder Agreement contains certain restrictive provisions relating to the voting and transfer of the securities represented hereby. A copy of the Second Amended and Restated Stockholder Agreement is on file and may be inspected for any proper purpose at the issuer's principal executive office."

     6.   Registration Rights.

     6.1. Definitions.  As used in this Section 6:

     "Commission" means the Securities and Exchange Commission.
      ----------

     "Holders" means the Securityholders and all Persons to whom any Registrable
      -------
Securities are transferred in accordance with the provisions of this Agreement, and "Holder" means any one of the Securityholders; provided, in the cases of any elections to be made by, and any notices or other communications to be made by or to, any Holder pursuant to this Section 6, that such elections, notices, or other communications shall be made by or to the Majority Heritage I Holders, in the case of any Holder who is a Heritage I Holder, by or to the Majority Heritage II Holders, in the case of any Holder who is a Heritage II Holder, by or to the Majority Klearfold Holders, in the case of any Holder who is a Klearfold Management Stockholder, by or to the Majority AGI Holders, in the case of any Holder who is an AGI Management Stockholder, or by or to the Majority Tinsley Holders, in the case of any Holder who is a Tinsley Management Stockholder.

     "Majority Demanding Holder(s)" means the Demanding Holder or Demanding
      -------- --------- ---------
Holders, as the case may be, as defined in Section 6.2(a)(i) below, holding a majority of the Registrable Securities held by the Demanding Holders.

     "Registered" and "registration" (regardless of whether capitalized) refer
      ----------       ------------
to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering by the Commission of effectiveness of such registration statement.

     "Registrable Securities" means the shares of Common Stock issued pursuant
      ----------- ----------
to the Investment Agreement and the Warrant Shares, together with all shares of Common Stock issued to Securityholders as a result of any exercise of pre-emptive rights pursuant to Section 4 hereof, and includes any shares of capital stock and other securities of Holding issued or issuable with respect to any of the foregoing shares of Common Stock by way of a stock dividend, stock split, combination or division of shares, recapitalization, merger, consolidation, reorganization, or the like, and any shares of capital stock and other securities of Holding into which any of the foregoing shares of capital stock and other securities of Holding are (directly or indirectly) converted or for which any of the foregoing shares of capital stock and other securities of Holding are (directly or indirectly) exchanged, in each case regardless of subsequent transfers of such shares of capital stock or other securities of Holding. Securities shall cease to be Registrable Securities when (i) they have been sold pursuant to an effective registration statement under the Securities Act, or distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act, or any other exemption from the registration requirements of the Securities Act under which the transferee receives securities that are not "restricted securities" within the meaning of that term as defined in Rule 144(a)(3), or (ii) when they may be resold under Rule 144(k) (or other similar exemption from registration) without volume limitation.

     "Underwriters' Maximum Number" means, with respect to an underwritten
      ------------ ---------------
registration, that number of securities to which such registration should be limited, in the reasonable written opinion of the managing underwriters of such registration in the light of marketing factors.

     6.2. Demand Registrations.

     (a) Request for Demand Registration. Subject to the limitations set forth in the following paragraphs of this Section 6.2:

          (i) The Holders of either (A) not less than a majority of all of the Heritage Securities at any time outstanding, or (B) at least twenty percent (20%) (on a Fully Diluted Basis) of the amount of Registrable Securities outstanding on the AGI Closing Date, as adjusted from time to time for splits, combinations and other recapitalizations (in any such case, the "Demanding
                                                                 ---------
Holders"), may at any time give to Holding a written request for the
-------
registration (a "Demand Registration") by Holding under the Securities Act of
                 ------ ------------
all or any part of the Registrable Securities held by such Demanding Holders. Within five business days after the receipt by Holding of any such written request, Holding shall give written notice of such request to all Holders of Registrable Securities.

          (ii) After the receipt of a written request for a Demand Registration,
(A) Holding shall be obligated to include in such Demand Registration all of the Registrable Securities with respect to which Holding shall receive the written requests of the Holders thereof for inclusion in such Demand Registration, within 20 days after the date on which Holding shall have given to all Holders a written notice of registration request pursuant to Section 6.2(a)(i) of this Agreement, and (B) Holding shall use its best efforts in good faith to effect promptly the registration of all such Registrable Securities. All written requests made by Holders of Registrable Securities pursuant to this Section 6.2(a)(ii) shall specify the number of Registrable Securities to be registered and shall also specify the intended method of disposition thereof. Such method of disposition shall, in any case, be an underwritten offering unless Holding, the Majority Heritage Holders, or, if different, the Majority Demanding Holders, mutually consent otherwise, none of which consents shall be unreasonably withheld or delayed.

     (b) Limitations on Demand Registrations.

          (i) Holding shall not be obligated to effect more than three (3) Demand Registrations pursuant to Section 6.2(a) of this Agreement.

          (ii) Holding shall not be obligated to effect any Demand Registration of any Registrable Securities pursuant to Section 6.2(a) hereof before the earlier to occur of (A) June 7, 2002, and (B) six months following the consummation of Holding's initial public offering of shares of Common Stock registered in an effective registration statement under the Securities Act.

          (iii)  Any registration initiated as a Demand Registration pursuant to
Section 6.2(a) hereof shall not count as a Demand Registration for purposes of the limitation set forth in Section 6.2(b)(i) of this Agreement unless such registration has become effective and at least 75% of the Registrable Securities of the Demanding Holders requested to be included in such registration have actually been sold.

          (iv) Holding shall not be obligated to effect any Demand Registration during the period commencing on the date falling 90 days prior to Holding's estimated date of filing of, and ending on the date 180 days following the effective date of, any registration statement pertaining to any registration initiated by Holding, for the account of Holding and/or securityholders other than Holders (other than with respect to securities registered solely in connection with acquisitions, employee benefit plans, and the like); provided, however, that Holding shall use its best efforts in good faith to cause any such registration statement to be filed and to become effective as expeditiously as shall be reasonably possible.

          (v) Holding shall not be obligated to effect any Demand Registration for any 120-day period following receipt of any written request for registration, if in the good faith judgment of the Board of Directors of Holding, or of the managing underwriter of such offering if (A) such managing underwriter was selected pursuant to Section 6.2(d) hereof by the consent of the Majority Demanding Holders, and (B) Holding has not withheld its approval of any managing underwriter proposed by the Majority Demanding Holders in connection with such Demand Registration, the filing of any registration statement during such 120-day period would adversely affect a material proposed or pending acquisition, merger, or similar corporate event to which Holding is or expects to be party.

     (c) Priority in Demand Registrations. If the managing underwriters in any Demand Registration advise Holding in writing that the number of securities proposed to be included in such registration exceeds the Underwriters' Maximum Number, then:

          (i) if (x) such registration would not be the first registration of Common Stock by Holding under the Securities Act (other than with respect to securities registered solely in connection with acquisitions, employee benefit plans, and the like), or (y) such registration is the first such registration, but Holding does not desire to sell shares on its own behalf pursuant thereto, then (A) Holding shall be obligated to include in such registration that number of Securities duly requested by the Holders thereof to be included in such registration as does not exceed the Underwriters' Maximum Number, and such number of Securities shall be allocated pro rata among such Holders on the basis of the number of Securities held by each such Holder; (B) if the Underwriters' Maximum Number exceeds the number of Securities duly requested to be included in such registration, then Holding shall be entitled to include in such registration that number of securities as shall have been duly requested by Holding to be included in such registration for the account of Holding and that is not greater than such excess; and (C) if the Underwriters' Maximum Number exceeds the sum of the number of Registrable Securities that are to be included in such registration pursuant to the foregoing clauses (A) and (B), then Holding may include in such registration that number of other securities that Persons other than Holders and Holding have requested be included in such registration and which is not greater than such excess;

          (ii) if (x) such registration would be the first registration of Common Stock by Holding under the Securities Act (other than with respect to securities registered solely in connection with acquisitions, employee benefit plans, and the like) and (y) Holding desires to sell shares on its own behalf pursuant thereto, then (A) Holding shall be entitled to include in such registration that number of securities as shall have been authorized to be included by its Board of Directors for its own account, up to the Underwriter's Maximum Number; (B) if the Underwriters' Maximum Number exceeds the number of Securities Holding proposes to offer and sell for its own account in such registration, then Holding shall be obligated to include in such registration that number of Securities duly requested by the Holders thereof to be included in such registration that is not greater than such excess, and such number of Securities shall be allocated pro rata among such Holders on the basis of the number of Securities held by each such Holder; and (C) if the Underwriters' Maximum Number exceeds the sum of the number of Securities that are to be included in such registration pursuant to subclauses (A) and (B) of this clause
(ii), then Holding may include in such registration that number of other securities that Persons other than such Holders and Holding have requested be included in such registration and which is not greater than such excess; or

     Neither Holding nor any of its other securityholders shall be entitled to include any securities in any underwritten Demand Registration initiated pursuant to Section 6.2(a)(i)(A) unless Holding or such securityholders (as the case may be) agree in writing to sell such securities on the same terms and conditions as apply to the Heritage Securities to be included in such Demand Registration.

     (d) Selection of Underwriters. If any Demand Registration is an underwritten offering, the investment bankers and managing underwriters in such registration shall be selected by Holding, subject to the approval of the Majority Demanding Holders, which approval shall not be unreasonably withheld or delayed. If the Majority Demanding Holders reasonably disapprove of such investment bankers or underwriters, such Holders shall use their best efforts to select another investment banker or underwriter reasonably acceptable to Holding (Holding's approval thereof not to be unreasonably withheld or delayed), and shall continue such process until such investment bankers or underwriters have been selected.

     6.3. Piggyback Registrations.

     (a)  Rights to Piggyback.

          (i) If (and on each occasion that) Holding proposes to register any of its securities under the Securities Act, for Holding's own account and/or for the account of any of its security holders (each such registration not withdrawn or abandoned prior to the effective date thereof, a "Piggyback Registration"),
                                                     --------- ------------
Holding shall give written notice of such proposal to each of the Holders not later than the earlier to occur of (A) the tenth day following the receipt by Holding of notice of exercise of any registration rights by any Persons, and (B) 30 days prior to the anticipated filing date of such Piggyback Registration. Notwithstanding the foregoing, Holding shall not be obligated to give such notice to Holders with respect to, or to include any Registrable Securities in, any registration statement on Form S-8 or similar limited-purpose form of registration statement effected solely to implement an employee benefit plan, or any registration statement on Form S-4 or similar limited-purpose form of registration statement effected solely to implement an acquisition.

          (ii) Subject to the provisions contained in paragraph (b) of this
Section 6.3 and in the last sentence of this clause (ii): (A) Holding shall be obligated to include in each Piggyback Registration all Registrable Securities with respect to which Holding receives, within 20 days after the date on which Holding shall have given written notice of such Piggyback Registration to Holders pursuant to Section 6.3(a)(i) hereof, the written requests of such Holders for inclusion in such Piggyback Registration, and (B) Holding shall use its best efforts in good faith to effect promptly the registration of all such Registrable Securities. Holders shall be permitted to withdraw all or any part of their Registrable Securities from any Piggyback Registration at any time prior to the effective date of such Piggyback Registration.

     (b) Priority in Piggyback Registrations. If a Piggyback Registration is an underwritten registration, and the managing underwriters thereof give written advice to Holding of an Underwriters' Maximum Number, then: (i) Holding shall be entitled to include in such registration that number of securities which Holding proposes to offer and sell for its own account in such registration and which does not exceed the Underwriters' Maximum Number; (ii) if the Underwriters' Maximum Number exceeds the number of securities which Holding proposes to offer and sell for its own account in such registration, then Holding will be obligated and required to include in such registration that number of Registrable Securities requested by the Holders thereof to be included in such registration and which does not exceed such excess and such Registrable Securities shall be allocated pro rata among the Holders thereof on the basis of the number of Registrable Securities requested to be included therein by each such Holder; and (iii) if the Underwriters' Maximum Number exceeds the sum of the number of Registrable Securities which Holding shall be required to include in such registration pursuant to clause (ii) and the number of securities which Holding proposes to offer and sell for its own account in such registration, then Holding may include in such registration that number of other securities which Persons other than the Holders shall have requested be included in such registration and which is not greater than such excess.

     (c) Selection of Underwriters. In any Piggyback Registration, Holding shall (unless Holding shall otherwise agree) have the right to select the investment bankers and managing underwriters in such registration.

     6.4. Lockup Agreements.

     (a) Restrictions on Public Offering by Holders of Registrable Securities. If, in connection with any Public Offering, Holding or, if such Public Offering is pursuant to an underwritten registration, the managing underwriters thereof so request, each Holder of Registrable Securities, whether or not any of their Registrable Securities are included in any such Public Offering, shall not, without the prior written consent of Holding or (if applicable) such underwriters, effect any Public Offering or other distribution of any equity securities or Convertible Securities of Holding, including any sale pursuant to Rule 144, during the seven days prior to, and during the 180-day period commencing on, the date of such Public Offering, except in each case in connection with such Public Offering; provided that each officer, director and other Affiliate of Holding or any of its Subsidiaries who holds any equity securities or Convertible Securities of Holding shall enter into similar agreements, and provided, further, that to the extent that any such officer, director, or other Affiliate is released (in whole or in part) from such lock-up agreement prior to its scheduled termination date, each Holder bound by a similar lock-up agreement shall have a proportionate percentage of its securities released from such lock-up agreement and provided further that the Warrant Securityholders shall not be bound by this paragraph (a) except (i) in connection with Holding's initial Public Offering (whether or not they are permitted to participate in such Public Offering) and (ii) in connection with any secondary Public Offering in which they participate.

     (b) Restrictions on Public Offering by Holding. Holding shall not effect any Public Offering or other distribution of shares of its capital stock or other equity securities, or securities exercisable or exchangeable for, or convertible into, such capital stock or other equity securities, during the period commencing on the seventh day prior to, and ending on the 180th day following, the effective date of any underwritten registration, except in connection with any such registration.

     6.5. Registration Procedures. If (and on each occasion that) Holding becomes obligated to effect any registration of any Registrable Securities hereunder, Holding shall use its best efforts in good faith to effect promptly the registration of such Registrable Securities under the Securities Act and to permit the public offering and sale of such Registrable Securities in accordance with the Holders' intended methods of disposition thereof, and, in connection therewith, Holding as expeditiously as possible shall:

     (a) prepare and file with the Commission as soon as is practicable, and in any event within 120 days after a proper request therefor made in accordance with Section 6.2(a) hereof, a registration statement with respect to such Registrable Securities, and use its best efforts to cause such registration statement to become and remain effective as provided in this Agreement;

     (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus included in such registration statement as may be necessary or advisable to comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement or as may be necessary to keep such registration statement effective and current, but for no longer than nine months subsequent to the effective date of such registration;

     (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as any such seller may reasonably request in order to facilitate the disposition of the Registrable Securities held by such seller;

     (d) use its best efforts (i) to list the Registrable Securities to be registered in such registration on each securities exchange or quotation system on which similar securities of Holding are then listed (or if none, then at a minimum on the automated quotations system of the National Association of Securities Dealers, Inc.), and (ii) to register and qualify the Registrable Securities covered by such registration statement under such securities or Blue Sky laws of such jurisdictions as any Holder may reasonably request and do any and all such other acts and things as may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities held by such seller; provided, however, that Holding shall not be required in connection with such Blue Sky registration or qualification to qualify generally to do business, subject itself to taxation, or file a general consent to service of process in any such jurisdiction;

     (e) furnish to each prospective seller and each underwriter a signed counterpart, addressed to such prospective seller, of (i) an opinion of counsel for Holding, dated the effective date of the registration statement, and (ii) a "comfort" letter signed by the independent public accountants who have certified Holding's financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the comfort letter, with respect to events subsequent to the date of the financial statements), as are customarily covered (at the time of such registration) in opinions of issuer's counsel and in comfort letters delivered to the underwriters in underwritten public offerings of securities;

     (f) notify each prospective seller of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which such prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, Holding will promptly prepare (and, when completed, give notice to each prospective seller of Registrable Securities) a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided that upon such notification by Holding, each prospective seller of such Registrable Securities will not offer or sell such Registrable Securities until Holding has notified such seller that it has prepared a supplement or amendment to such prospectus and delivered copies of such supplement or amendment to such prospective seller;

     (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

     (h) enter into all such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Heritage Securities to be registered (in the case of a Demand Registration) or the Registrable Securities to be registered (in the case of a Piggyback Registration) or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

     (i) make available for inspection on a confidential basis by any Holder, any underwriter participating in any disposition pursuant to such registration statement, or any attorney, accountant, or other agent retained by any such Holder or underwriter (in each case after reasonable prior notice), all financial and other records, pertinent corporate documents, and properties of Holding, and cause Holding's and its respective Subsidiaries' officers, directors, employees, and independent accountants to supply on a confidential basis all information reasonably requested by any such Holder, underwriter, attorney, accountant, or agent in connection with such registration statement; but in each case only to the extent reasonably required in order to permit such Holder, underwriter, attorney, accountant, or agent to conduct an investigation sufficient to establish a "due diligence" defense in accordance with the Securities Act and the rules, regulations, and case law thereunder;

     (j) permit any Holder who, in his or its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of Holding within the meaning of Section 15 of the Securities Act, to participate in the preparation of such registration statement and to permit the insertion therein of material, furnished to Holding in writing, which in the reasonable judgment of such Holder and his or its counsel should be included, subject to the omission of such portions, if any, of such furnished material that Holding and its counsel in good faith may determine was unreasonably furnished;

     (k) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction, use its best efforts promptly to obtain the withdrawal of such order;

     (l) if requested by the managing underwriter or underwriters or any Holder in connection with any sale pursuant to a registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information relating to such underwriting as the managing underwriter or underwriters or such Holder reasonably requests to be included therein, subject to the omission of such portions, if any, of such material that Holding and its counsel in good faith may determine was unreasonably furnished, and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

     (m) cooperate with the holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be sold under such registration statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such holders may request;

     (n) use its best efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities within the United States and having jurisdiction over Holding as may reasonably be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

     (o) in connection with an underwritten offering, cause the members of its management to participate, to the extent reasonably requested by the managing underwriter, in customary efforts to sell the securities under the offering, including, without limitation, participating in "road shows"; and

     (p) otherwise comply with all applicable rules and regulations of the Commission, and make generally available to its securityholders (as contemplated by Section 11(a) under the Securities Act) an earnings statement satisfying the provisions of Rule 158 under the Securities Act no later than ninety (90) days after the end of the twelve month period beginning with the first month of Holding's first fiscal quarter commencing after the effective date of such registration statement, which statement shall cover said twelve month period.

     6.6. Cooperation by Prospective Sellers, Etc.

     (a) Each prospective seller of Registrable Securities shall furnish to Holding in writing such information as Holding may reasonably require from such seller, and otherwise reasonably cooperate with Holding in connection with any registration statement with respect to such Registrable Securities.

     (b) The failure of any prospective seller of Registrable Securities to furnish any information or documents in accordance with any provision contained in this Section 6 shall not affect the obligations of Holding under this Section 6 to any remaining sellers who furnish such information and documents unless in the reasonable opinion of counsel to Holding or the underwriters, such failure impairs or may impair the viability of the offering or the legality of the registration statement or the underlying offering.

     (c) Each Holder of Registrable Securities included in any registration statement shall not (until further notice) effect sales thereof after receipt of telegraphic or written notice from Holding to such Holder to suspend sales to permit Holding to correct or update such registration statement or prospectus (which Holding shall do as promptly as is practicable); but the obligations of Holding with respect to maintaining any registration statement current and effective shall be extended by a period of days equal to the aggregate period any such suspensions are in effect.

     (d) At the end of any period during which Holding is obligated to keep any registration statement current and effective as provided by Section 6.5 hereof (and any extensions thereof required by the preceding paragraph (c) of this Section 6.6), the Holders of Registrable Securities included in such registration statement shall discontinue sales of shares pursuant to such registration statement upon notice from Holding to such Holders of its intention to remove from registration the shares covered by such registration statement which remain unsold, and such Holders shall notify Holding of the number of shares registered that remain unsold promptly after receipt of such notice from Holding.

     6.7. Registration Expenses.

     (a) Holding shall be responsible for and shall pay all costs and expenses incurred or sustained by any Securityholder in connection with or arising out of each registration pursuant to this Section 6, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or Blue Sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with the Blue Sky qualification of Registrable Securities), printing expenses, messenger, telephone, and delivery expenses, fees and disbursements of counsel for Holding, reasonable fees and disbursements of one counsel representing the Holders of Heritage Securities and one counsel representing the Holders of other Registrable Securities, fees and disbursements of all independent certified public accountants (including the expenses relating to the preparation and delivery of any special audit or comfort letters required by or incident to such registration), and fees and disbursements of underwriters (excluding underwriting discounts and commissions), the reasonable fees and expenses of any special experts retained by Holding on its own initiative or at the request of the managing underwriters in connection with such registration, and fees and expenses of all (if any) other Persons retained by Holding (all such costs and expenses, collectively, "Registration Expenses"). Holding shall,
                                        ------------ --------
in any case, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange or quotation system on which similar securities of Holding are then listed.

     (b) Holding shall not bear the cost of nor pay for any stock transfer taxes imposed in respect of the transfer of any Registrable Securities to any purchaser thereof by any Holder of Registrable Securities in connection with any registration of Registrable Securities pursuant to this Section 6.

     (c) To the extent that Registration Expenses incident to any registration are, under the terms of this Section 6, not required to be paid by Holding, each Holder of Registrable Securities included in such registration shall pay all Registration Expenses that are clearly solely attributable to the registration of such Holder's Registrable Securities so included in such registration, and all other Registration Expenses not so attributable to one Holder shall be borne and paid by all sellers of securities included in such registration pro rata in proportion to the number of securities so included by each such seller.

     6.8. Indemnification.

     (a) Indemnification by Holding. Holding shall indemnify each Holder joining in a registration and each underwriter of the securities so registered, the officers, directors, and partners of each such Person and each Person who controls (within the meaning of the Securities Act) any of the foregoing, and their respective successors and assigns, against any and all Damages to which such Person is or may become subject arising out of or based on any untrue statement (or alleged untrue statement) of any material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Holding of any rule or regulation promulgated under the Securities Act applicable to Holding and relating to any action or inaction required of Holding in connection with any such registration, qualification, or compliance; provided, however, that Holding shall not be liable in any such case to the extent that any such Damages arise out of or are based on any untrue statement or omission based upon written information furnished to Holding in an instrument duly executed by such Holder, underwriter, officer, director, partner, or controlling person and stated to be specifically for use in such prospectus, offering circular, or other document.

     (b) Indemnification by Each Holder. Each Holder requesting or joining in a registration shall indemnify each underwriter of the securities so registered, Holding and its officers and directors and each person, if any, who controls (within the meaning of the Securities Act) any of the foregoing, and their respective successors and assigns, against any and all Damages to which such Person is or may become subject arising out of or based on any untrue statement (or alleged untrue statement) of any material fact contained in any prospectus, offering circular, or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statement therein not misleading, but only if and to the extent that such statement or omission was made in reliance upon written information furnished to such underwriter or Holding in an instrument duly executed by such Holder and stated to be specifically for use in such prospectus, offering circular, or other document (or related registration statement, notification, or the like) or any amendment or supplement thereto; and provided further that each Holder's liability with respect to any particular registration shall be limited to an amount equal to the net cash proceeds received by such Holder from the Registrable Securities sold by such Holder in such registration.

     (c) Indemnification Proceedings. Each party entitled to indemnification pursuant to this Section 6.8 (the "indemnified party") shall give notice to the party required to provide indemnification pursuant to this Section 6.8 (the "indemnifying party") promptly after such indemnified party acquires actual knowledge of any claim as to which indemnity may be sought, and shall permit the indemnifying party (at its expense) to assume the defense of any claim or any litigation resulting therefrom; provided that counsel for the indemnifying party, who shall conduct the defense of such claim or litigation, must be acceptable to the indemnified party, and the indemnified party may participate in such defense at such party's expense; and provided, further, that the failure by any indemnified party to give notice as provided in this paragraph (c) shall not relieve any indemnifying party of its obligations under this Section 6.8 except if and to the extent that such failure results in a failure of actual notice to the indemnifying party and such indemnifying party is actually prejudiced solely as a result of such failure to give notice. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. The reimbursement required by this Section 6.8 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred, and may be conditioned upon an undertaking by the indemnified party to reimburse the indemnifying party in the event the indemnified party is finally determined by a court of competent jurisdiction not to be entitled to indemnification.

     6.9. Contribution in Lieu of Indemnification. If the indemnification provided for in Section 6.8 hereof is unavailable to a party that would have been an indemnified party in respect of any Damages referred to therein, then each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such Damages in such proportion as is appropriate to reflect the relative fault of the indemnifying party and such indemnified party, respectively, in connection with the statements or omissions which resulted in such Damages. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Holding and each Holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 6.9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 6.9. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     6.10. Rule 144 Requirements; Form S-3 Registrations. From time to time after the earlier to occur of (a) the ninetieth day following the date on which there shall first become effective a registration statement filed by Holding under the Securities Act with respect to its Common Stock, or (b) the date on which Holding shall register a class of equity securities under Section 12 of the Exchange Act, Holding shall make every effort in good faith to take all steps necessary to ensure that Holding will be eligible to register securities on Form S-3 (or any comparable or successor form adopted by the Commission) as soon thereafter as possible (it being acknowledged that certain aspects of eligibility to use Form S-3, e.g., the aggregate market value of Holding's securities held by non-affiliates, are beyond Holding's control), and to make publicly available and available to the Holders, pursuant to Rule 144 of the Commission under the Securities Act, such current public information as shall be necessary to enable the Holders of Registrable Securities to make sales of Registrable Securities pursuant to that Rule. Holding shall furnish to the Holders, upon request at any time after the undertaking of Holding in the preceding sentence shall have first become effective, a written statement signed by Holding, addressed to each Holder, describing briefly the action Holding has taken or proposes to take to comply with the current public information requirements of Rule 144. Upon receipt of a certificate certifying (i) that such Holder has held such Purchased Securities for a period of not less than two
(2) years (or such lesser period after which the exemption from registration pursuant to which Rule 144(k) may be available), and (ii) that such Holder has not been an affiliate (as defined in Rule 144) of Holding during the preceding three months, Holding shall, at the request of any Holder of Purchased Securities, remove from the stock certificates representing such Purchased Securities any restrictive legend (or portion thereof) relating to the registration provisions of the Securities Act. After (and for so long as) Holding qualifies for the use of Form S-3, then, subject to the provisions of Sections 6.2(b)(iv) and (v) of this Agreement, any Holder or Holders of Registrable Securities with an aggregate fair market value of $1,000,000 or more, shall have the right to require Holding to register Registrable Securities with not less than such aggregate fair market value on Form S-3, provided, that Holding shall not be obligated to effect such a registration more frequently than once in any six-month period.

     6.11. Participation in Underwritten Registrations. No Person may participate in any underwritten registration pursuant to this Section 6 unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled, under the provisions hereof, to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements, and other documents reasonably required by the terms of such underwriting arrangements. Any Holder of Registrable Securities to be included in any underwritten registration shall be entitled at any time to withdraw such Registrable Securities from such registration prior to its effective date in the event that such Holder disapproves of any of the terms of the related underwriting agreement.

     7. Life Insurance. Holding shall maintain and name itself as the beneficiary of (i) one or more insurance policies on the life of Richard Block and each other Securityholder who is also an executive employee of Holding and who has the right under a Repurchase Agreement to require the repurchase by Holding of his shares of Common Stock upon his death, and (ii) one or more insurance policies on the lives of Melvin B. Herrin and H. Scott Herrin, payable upon the later of the deaths of such two individuals. The amount of such insurance under such policies shall be as set forth on Schedule 6 hereto.
                                                       -------- -
Holding shall have the right to obtain insurance upon the lives of other Securityholders, in such amounts and upon such terms as Holding may deem appropriate. Once obtained, any such life insurance (including the policies referred to in clauses (i) and (ii) above) shall be maintained; provided, however, that Holding's obligation to obtain or maintain any such insurance shall be limited, in each instance, to Holding's attempting in good faith to obtain and maintain such insurance at standard rates; if such insurance is unavailable at standard rates, Holding shall have the discretion not to obtain or maintain such insurance, or to obtain or maintain less than that provided for on Schedule 6 hereto. Holding may, but shall not be required to, increase or
   ----------
decrease the amount of insurance coverage from that described on Schedule 6
                                                                 ----------
hereto commensurate with changes in its equity valuation as reasonably determined from time to time by its Board of Directors. Holding shall direct each insurance company that has issued a policy pursuant to this Section 7 to send duplicate premium notices to the insured. In the event that Holding fails to pay any premium due on any such policy it has obtained, the insured may pay the premium and shall be reimbursed by Holding.

     8. Definitions. As used in this Agreement, the following terms have the following respective meanings:

     "Affiliate" means, with respect to a specified Person, (i) any Person that
      ---------
directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified Person and (ii) any Person that is an officer, director, trustee, member or general partner of, or serves in a similar capacity with respect to, the specified Person, or of which the specified Person is an officer, director, trustee, member or general partner, or with respect to which the specified Person serves in a similar capacity or (iii) any Person who is a spouse, parent, sibling or lineal descendant of such Person or any Person described in clauses (i) or (ii). For purposes of this definition the term "Control" when used with respect to a
                                      -------
person means (a) the beneficial ownership (as defined in rule 13d-d promulgated under the Securities and Exchange Act of 1934, as amended) of 50 percent or more of the voting interests in such person, or (b) the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

     "AGI" means AGI Incorporated, an Illinois corporation and the surviving
      ---
corporation of the Merger under and as defined in the Merger Agreement.

     "AGI Closing Date" means March 12, 1998.
      --- ------- ----

     "AGI Holder Securities" means the shares of capital stock of Holding
      --- ------ ----------
originally issued and sold pursuant to the Investment Agreement and the Stock Purchase Agreement to AGI Management Stockholders, any shares of capital stock or other securities of Holding transferred in accordance with this Agreement or issued from time to time after the AGI Closing Date to any of the AGI Management Stockholders, and any shares of capital stock issued to any of the AGI Management Stockholders as a result of any exercise of pre-emptive rights pursuant to Section 4 hereof, and includes any shares of capital stock and other securities of Holding issued or issuable with respect to any of the foregoing shares of capital stock or other securities of Holding by way of a stock dividend, stock split, combination or division of shares, recapitalization, merger, consolidation, reorganization, or the like, and any shares of capital stock or other securities of Holding into which any of the foregoing shares of capital stock or other securities of Holding are (directly or indirectly) converted or for which any of the foregoing shares of capital stock or other securities are (directly or indirectly) exchanged, in each case regardless of subsequent transfers of such shares of capital stock or other securities of Holding; provided, that shares of capital stock and other securities of Holding shall cease to be AGI Holder Securities when transferred (i) to Holding, (ii) pursuant to a Public Sale, or (iii) to any Heritage Holder, Klearfold Management Stockholder, Tinsley Management Stockholder or Other Securityholder.

     "Block Stockholders" means, collectively, (i) Richard Block, (ii) Freya
      ----- ------------
Block, as Trustee of the Richard A. Block Family Trust u/t/a/d 4/1/94, and (iii) any direct or indirect transferee of Securities from either of them pursuant to and in accordance with Section 1.1(b) hereof.

     "Common Stock" means, collectively, the Series A Common Stock and the
      ------ -----
Series B Common Stock.

     "Convertible Securities" means the Warrants and all other options, warrants
      ----------------------
or other rights to acquire shares of capital stock of Holding.

     "Domestic Subsidiary" means any Subsidiary of Holding or any of its
      -------- ----------
Subsidiaries organized under the laws of the United States of America, any of its States or the District of Columbia, provided, however, that so long as KF-Delaware carries on no business activities other than the holding of title to certain intellectual properties, the use of which is licensed to Klearfold, KF-Delaware shall not be deemed for the purposes of this Agreement to be a Domestic Subsidiary.

     "Employment Agreement" means any Employment, Non-Competition and Stock
      --------------------
Repurchase Agreement, Agreement with respect to Employment and Stock Ownership, Employment Agreement, Service Agreement or other similar agreement with respect to the provisions of services to Holding or any of its Subsidiaries or between any of Holding or any of its Subsidiaries and any of their employees.

     "Family Members" means, with respect to any individual, any Related Person
      ------ -------
or Family Trust of such individual.

     "Family Trust" means, with respect to any individual, any trust created for
      ------ -----
the benefit of such individual and/or one or more of such individual's Related Persons, and controlled by such individual.

     "Fully Diluted Basis" means, with respect to any calculation to be made at
      -------------------
any time pursuant to this Agreement, that such calculation shall be made by treating as outstanding all shares of Common Stock issuable upon exercise of all outstanding warrants, options, and/or other rights to acquire shares of Common Stock, but excluding any such warrants, options, and/or other rights (or any portions thereof) as are not then capable of being exercised in accordance with the respective terms thereof.

     "Heritage Holders" means, collectively, the holders, as of the relevant
      -------- -------
time of reference, of any of the Heritage Securities, and "Heritage Holder"
                                                           -------- ------
means any one of the Heritage Holders.

     "Heritage I Holders" means, collectively, the holders, as of the relevant
      -------- - -------
time of reference, of any of the Heritage I Securities, and "Heritage I Holder "
                                                             -------- - ------
means any one of the Heritage I Holders.

     "Heritage II Holders" means, collectively, the holders, as of the relevant
      -------- -- -------
time of reference, of any of the Heritage II Securities, and "Heritage II
                                                              -------- --
Holder" means any one of the Heritage II Holders.
------

     "Heritage Securities" means the Heritage I Securities and the Heritage II
      -------- ----------
Securities, collectively.

     "Heritage I Securities" means the shares of capital stock and other
      -------- - ----------
securities of Holding issued and sold to Heritage I pursuant to the Investment Agreement and the Stock Purchase Agreement, any shares of capital stock and other securities of Holding issued or transferred to Heritage I or any permitted Transferee of Heritage I (other than Heritage II) pursuant to Section 1.1(f) hereof, and any shares of capital stock issued to Heritage I or any such permitted Transferee as a result of any exercise of pre-emptive rights pursuant to Section 4 hereof, and includes any shares of capital stock and other securities of Holding issued or issuable with respect to any of the foregoing shares of capital stock or other securities of Holding by way of a stock dividend, stock split, combination or division of shares, recapitalization, merger, consolidation, reorganization, or the like, and any shares of capital stock and other securities of Holding into which any of the foregoing shares of capital stock and other securities of Holding are (directly or indirectly) converted or for which any of the foregoing shares of capital stock and other securities of Holding are (directly or indirectly) exchanged, in each case regardless of subsequent transfers of such shares of capital stock or other securities of Holding; provided, that shares of capital stock and other securities of Holding shall cease to be Heritage I Securities when transferred
(i) to Holding, (ii) pursuant to a Public Sale, (iii) to Heritage II, or (iv) to any of the Non-Heritage Holders.

     "Heritage II Securities" means the shares of capital stock and other
      -------- -- ----------
securities of Holding issued and sold to Heritage II pursuant to the Stock Purchase Agreement, any shares of capital stock and other securities of Holding issued or transferred to Heritage II or any permitted Transferee of Heritage II (other than Heritage I) pursuant to Section 1.1(f) hereof, and any shares of capital stock issued to Heritage II or any such permitted Transferee as a result of any exercise of pre-emptive rights pursuant to Section 4 hereof, and includes any shares of capital stock and other securities of Holding issued or issuable with respect to any of the foregoing shares of capital stock or other securities of Holding by way of a stock dividend, stock split, combination or division of shares, recapitalization, merger, consolidation, reorganization, or the like, and any shares of capital stock and other securities of Holding into which any of the foregoing shares of capital stock and other securities of Holding are (directly or indirectly) converted or for which any of the foregoing shares of capital stock and other securities of Holding are (directly or indirectly) exchanged, in each case regardless of subsequent transfers of such shares of capital stock or other securities of Holding; provided, that shares of capital stock and other securities of Holding shall cease to be Heritage II Securities when transferred (i) to Holding, (ii) pursuant to a Public Sale, (iii) to Heritage I, or (iv) to any of the Non-Heritage Holders.

     "Indenture" means the Indenture dated of even date herewith between Holding
      ---------
and State Street Bank and Trust Company, as trustee, as amended by the First Supplemental Indenture thereto dated as of July 21, 1998.

     "Independent Appraiser" shall mean an investment banking or accounting firm
      ----------- ---------
or independent appraiser of nationally recognized status and at least ten years of experience in evaluating businesses similar to those of Holding and its Subsidiaries, and which is not an Affiliate of Holding, any of its Subsidiaries, or any Securityholder.

     "Investment Agreement" means that certain Investment Agreement dated as of
      ---------- ---------
February 19, 1998, by and among the AGI Management Stockholders, the Klearfold Management Stockholders, Heritage, Holding and certain other persons named therein.

     "KF-Delaware" means KF-Delaware, Inc. a Delaware corporation.
      -----------

     "Klearfold" means Klearfold, Inc., a Pennsylvania corporation.
      ---------

     "Klearfold Holder Securities" means the shares of capital stock of Holding
      ---------------------------
originally issued and sold pursuant to the Investment Agreement and Stock Purchase Agreement to the Klearfold Management Stockholders, any shares of capital stock or other securities of Holding transferred in accordance with this Agreement or issued from time to time after the AGI Closing Date to any of the Klearfold Management Stockholders, and any shares of capital stock issued to any of the Klearfold Management Stockholders as a result of any exercise of pre-emptive rights pursuant to Section 4 hereof, and includes any shares of capital stock and other securities of Holding issued or issuable with respect to any of the foregoing shares of capital stock or other securities of Holding by way of a stock dividend, stock split, combination or division of shares, recapitalization, merger, consolidation, reorganization, or the like, and any shares of capital stock or other securities of Holding into which any of the foregoing shares of capital stock or other securities of Holding are (directly or indirectly) converted or for which any of the foregoing shares of capital stock or other securities are (directly or indirectly) exchanged, in each case regardless of subsequent transfers of such shares of capital stock or other securities of Holding; provided, that shares of capital stock and other securities of Holding shall cease to be Klearfold Holder Securities when transferred (i) to Holding, (ii) pursuant to a Public Sale, or (iii) to any Heritage Holder, AGI Management Stockholder, Tinsley Management Stockholder or Other Securityholder.

     "Lien" means any lien, claim, mortgage, security interest, charge,
      ----
encumbrance, or restriction on transfer of any kind.

     "Majority AGI Holders" means the holders, as of the relevant time of
      --------------------
reference, of at least a majority of the AGI Holder Securities.

     "Majority Heritage Holder" means the holder, as of the relevant time of
      -------- -------- ------
reference, of at least a majority of the Heritage Securities.

     "Majority Heritage I Holders" means the holders, as of the relevant time of
      ---------------------------
reference, of at least a majority of the Heritage I Securities.

     "Majority Heritage II Holders" means the holders, as of the relevant time
      -------- -------- -- -------
of reference, of at least a majority of the Heritage II Securities.

     "Majority Herrin Holders" means the holders, as of the relevant time of
      -----------------------
reference, of at least a majority of the Securities then held by the Herrin Stockholders.

     "Majority Klearfold Holders" means the holders, as of the relevant time of
      --------------------------
reference, of at least a majority of the Klearfold Holder Securities.

     "Majority Non-Heritage Holders" means the holders, as of the relevant time
      -----------------------------
of reference, of at least a majority of the Non-Heritage Securities.

     "Majority Tinsley Holders" means the Holders, as of the relevant time of
      -------- ------- -------
reference, of at least a majority of the Tinsley Holder Securities.

     "Majority Warrant Holders" means the holders, as of the relevant time of
      ------------------------
reference, of at least a majority of the Warrant Securities; provided, however, that for the purposes of such calculation, any holder of Warrants shall be deemed to hold the Warrant shares issuable upon the exercise of such Warrants.

     "Merger Agreement" means the Agreement and Plan of Merger dated as of
      ------ ---------
February 19, 1998 by and among Holding, AGI, AGI Acquisition Corporation and certain stockholders of AGI.

     "Non-AGI Holder Securities" means the Heritage Securities, the Klearfold
      ------- ------ ----------
Holder Securities, the Tinsley Holder Securities and the Other Securityholder Securities.

     "Non-Heritage Holders" means, collectively, the holders, as of the relevant
      --------------------
time of reference, of the Non-Heritage Securities, and "Non-Heritage Holder"
                                                        -------------------
means any one of the Non-Heritage Holders.

     "Non-Heritage Securities" means the AGI Holder Securities, the Klearfold
      -----------------------
Holder Securities, the Tinsley Holder Securities and the Other Securityholder Securities.

     "Other Agreements" has the same meaning herein as the Investment Agreement.
      ----- ----------

     "Other Securityholder Securities" means shares of capital stock of Holding
      -------------------------------
and the Warrants originally issued and sold to any Securityholder other than an AGI Management Stockholder, Klearfold Management Stockholder, Tinsley Management Stockholder or Heritage Holder (any such Securityholder, an "Other
                                                             -----
Securityholder"), any shares of capital stock or other securities of Holding
--------------
transferred in accordance with this Agreement or issued from time to time after the AGI Closing Date to any of the Other Securityholders, and any shares of capital stock issued to any of the Other Securityholders as a result of any exercise of pre-emptive rights pursuant to Section 4 hereof, and includes any shares of capital stock and other securities of Holding issued or issuable with respect to any of the foregoing shares of capital stock or other securities of Holding by way of a stock dividend, stock split, combination or division of shares, recapitalization, merger, consolidation, reorganization, or the like, and any shares of capital stock or other securities of Holding into which any of the foregoing shares of capital stock or other securities of Holding are (directly or indirectly) converted or for which any of the foregoing shares of capital stock or other securities are (directly or indirectly) exchanged, in each case regardless of subsequent transfers of such shares of capital stock or other securities of Holding; provided, that shares of capital stock and other securities of Holding shall cease to be Other Securityholder Securities when transferred (i) to Holding, (ii) pursuant to a Public Sale, or (iii) to any Heritage Holder, Klearfold Management Stockholder, AGI Management Stockholder or Tinsley Management Stockholder; and provided further, that Other Securityholder Securities shall not include any shares of Series A Preferred.

     "Person" means any natural person, entity, or association, including
      ------
without limitation any corporation, partnership, limited liability company, government (or agency or subdivision thereof), trust, joint venture or sole or joint proprietorship.

     "Personal Representative" means the successor or legal representative
      -----------------------
(including without limitation, a guardian, executor, administrator or conservator) of a dead or incompetent Securityholder.

     "Public Offering" means any sale of shares of Common Stock to the public
      ------ --------
pursuant to a public offering registered under the Securities Act.

     "Public Sale" means any Public Offering or any sale of shares of Common
      -----------
Stock to the public through a broker or market-maker pursuant to the provisions of Rule 144 (or any successor rule) adopted under the Securities Act.

     "Qualified Public Offering" means an underwritten Public Offering, pursuant
      -------------------------
to an effective registration statement under the Securities Act, covering the offer and sale of shares of Common Stock in which an aggregate of not less than $25,000,000 of gross proceeds from such Public Offering are received by Holding and/or one or more of the selling stockholders for its and/or his account, as the case may be.

     "Related Persons" means, with respect to any individual, such individual's
      ------- -------
parents, spouse, children, and grandchildren.

     "Securities" means all shares of the capital stock or other securities of
      ----------
Holding, including without limitation the Heritage Securities and the Non-Heritage Securities but excluding shares of Series A Preferred, and all options, warrants (including the Warrants), and other rights to acquire shares of the capital stock or other securities of Holding (including without limitation upon the conversion or exchange of other securities or instruments).

     "Series A Common Stock" means the Series A Common Stock, $0.001 par value
      ------ - ------ -----
per share, of Holding.

     "Series B Common Stock" means the Series B Common Stock, $0.001 par value
      ------ - ------ -----
per share, of Holding.

     "Securityholders" means, collectively, all of the Persons except Holding
      ---------------
who are parties to this Agreement as of the relevant time of reference, and "Securityholder" means any one of the Securityholders.
---------------

     "Subsidiary" or "Subsidiaries" means, with respect to any Person, any
      ----------      ------------
corporation a majority (by number of votes) of the outstanding shares of any class or classes of the capital stock of which shall at the time be owned by such Person or by a Subsidiary of such Person, if the holders of the shares of such class or classes of capital stock (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of at least a majority of the directors (or persons performing similar functions) of the issuer thereof, regardless of whether the right so to vote has been suspended by the happening of such a contingency, or (b) are at the relevant time of reference entitled, as such holders, to vote for the election of at least a majority of the directors (or persons performing similar functions) of the issuer thereof, regardless of whether the right so to vote exists by reason of the happening of a contingency.

     "Tinsley Closing Date" means September 10, 1998.
      ------- ------- ----

     "Tinsley Holder Securities" means any shares of capital stock or other
      -------------------------
securities of Holding transferred in accordance with this Agreement or issued from time to time after the Tinsley Closing Date to any of the Tinsley Management Stockholders, and any shares of capital stock issued to any of the Tinsley Management Stockholders as a result of any exercise of pre-emptive rights pursuant to Section 4 hereof, and includes any shares of capital stock and other securities of Holding issued or issuable with respect to any of the foregoing shares of capital stock or other securities of Holding by way of a stock dividend, stock split, combination or division of shares, recapitalization, merger, consolidation, reorganization, or the like, and any shares of capital stock or other securities of Holding into which any of the foregoing shares of capital stock or other securities of Holding are (directly or indirectly) converted or for which any of the foregoing shares of capital stock or other securities are (directly or indirectly) exchanged, in each case regardless of subsequent transfers of such shares of capital stock or other securities of Holding; provided, that shares of capital stock and other securities of Holding shall cease to be Tinsley Holder Securities when transferred (i) to Holding, (ii) pursuant to a Public Sale, or (iii) to any Heritage Holder, AGI Management Stockholder, Klearfold Management Stockholder or Other Securityholder.

     "Tinsley Management Stockholders" means M. Shaun Lawson, Lee Newbon, and
      -------------------------------
each other individual who may become a party hereto by the delivery of an Instrument of Accession identifying himself or herself as a "Tinsley Management Stockholder".

     "Type" means, as to any Securities, whether such Securities are AGI Holder
      ----
Securities, Klearfold Holder Securities, Tinsley Holder Securities, Heritage Securities or Other Securityholder Securities.

     "vote" as a noun, means any vote, resolution, or action by written consent,
      ----
as the case may be, and as a verb, means to adopt or cast any vote or resolution or to take any action by written consent, as the case may be.

     "Warrants" means the warrants, issued pursuant to the Preferred Purchase
      --------
Agreement, to purchase shares of Common Stock.

     "Warrant Securities" means the Warrants and Warrant Shares, any shares of
      ------- ----------
capital stock and other securities of Holding issued or transferred to any of the Warrant Securityholders or any permitted Transferee of any of the Warrant Securityholders as a result of any exercise of pre-emptive rights pursuant to
Section 4 hereof, and includes any shares of capital stock and other securities of Holding issued or issuable with respect to any of the foregoing shares of capital stock or other securities of Holding by way of a stock dividend, stock split, combination or division of shares, recapitalization, merger, consolidation, reorganization, or the like, and any shares of capital stock and other securities of Holding into which any of the foregoing shares of capital stock and other securities of Holding are (directly or indirectly) converted or for which any of the foregoing shares of capital stock and other securities of Holding are (directly or indirectly) exchanged, in each case regardless of subsequent transfers of such shares of capital stock or other securities of Holding; provided, that shares of capital stock and other securities of Holding shall cease to be Warrant Securities when transferred (i) to Holding, (ii) pursuant to a Public Sale, or (iii) to any Holder other than a Warrant Securityholder; and provided further that Series A Preferred shall not constitute Warrant Securities.

     "Warrant Securityholders" means, collectively, the holders, as of the
      -----------------------
relevant time of reference, of any of the Warrant Securities, and "Warrant Securityholder" means any one of the Warrant Securityholders.

     "Warrant Shares" means shares of Common Stock issuable upon exercise of the
      --------------
Warrants.

     9.   Miscellaneous.

     (a) Benefits of Agreement; No Assignments; No Third-Party Beneficiaries.

          (i) This Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, successors, and permitted assigns.

          (ii) No party shall assign any rights or delegate any obligations hereunder without the consent of the other parties, and any attempt to do so shall be void; provided, that the rights hereunder of the several parties other than Holding shall also inure to the benefit of any Person other than Holding to whom Securities are transferred in accordance with all of the provisions of this Agreement, except any such Person to whom such securities were transferred pursuant to a Public Sale.

          (iii) Nothing in this Agreement is intended to or shall confer any rights or remedies on any Person other than the parties hereto, their respective heirs and successors, and permitted transferees of the securities issued pursuant to this Agreement, as referred to in Section 9(a)(ii) hereof.

     (b) Notices. All notices, requests, payments, instructions, or other documents to be given hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by registered or certified mail, return receipt requested, postage prepaid (effective five business days after dispatch), (iii) sent by a reputable, established courier service that guarantees next business day delivery (effective the next business day), or (iv) sent by telecopier followed within 24 hours by confirmation by one of the foregoing methods (effective upon receipt of the telecopy in complete, readable form), addressed as follows (or to such other address as the recipient party may have furnished to the sending party for the purpose pursuant to this section). Any reference in this Agreement to the "effectiveness" or the "effective date" of a notice or other communication means the date as of which such notice or other communication is effective as determined in accordance with this Section 9(b).

          (A)  If to any Heritage Holder, in care of:

               Heritage Partners Management Company, Inc.
               30 Rowes Wharf, Suite 300
               Boston, MA  02110
               Attention:  Michael F. Gilligan, Managing Director

               Telecopier No. (617) 439-0689
               with a copy sent at the same time and by the same means to:

               David L. Engel, Esq.
               Bingham Dana LLP
               150 Federal Street
               Boston, Massachusetts  02110

               Telecopier No. (617) 951-8736

          (B)  If to any of the Klearfold Management Stockholders, in care of:

               Klearfold, Inc.
               364 Valley Road
               Warrington, Pennsylvania  18976
               Attention:  H. Scott Herrin

               Telecopier No. (215) 343-0484
               with a copy sent at the same time and by the same means to

               Richard J. Braemer, Esq.
               Ballard Spahr Andrews & Ingersoll LLP
               1735 Market Street, 51st Floor
               Philadelphia, Pennsylvania  19103-7599

               Telecopier No. (215) 864-8999

          (C) If to any of the AGI Management Stockholders, or to the AGI Prospective Purchasers, in care of:

               AGI Incorporated
               1950 North Ruby Street
               Melrose Park, Illinois  60160-1178
               Attention:  Richard Block and David Underwood

               Telecopier No.  (708) 344-9113

               with a copy sent at the same time and by the same means to:

               Linda Chaplik Harris, Esq.
               Sonnenschein Nath & Rosenthal
               Suite 8000 Sears Tower
               233 South Wacker Drive
               Chicago, Illinois  60606
               Telecopier No.  (312) 876-7934

          (D)  If to any of the Tinsley Management Stockholders, in care of:

               Tinsley Robor Limited
               Drayton House
               Drayton
               Chichester
               West Sussex P020 6EW
               ENGLAND
               Attention:  Lee Newbon and Shaun Lawson

               Telecopier No.  (011-44) (0)-124-377-4567
               with a copy sent at the same time and by the same means to:

               Richard Kennett, Esq.
               Laytons
               Carmelite
               50 Victoria Embankment
               Blackfriars
               London E4Y OLS
               ENGLAND

               Telecopier No.:  (011-44) (0)-171-330-9999

          (E)  If to BT Capital Investors, L.P., to:

               BT Capital Investors, L.P.
               130 Liberty Street
               25th Floor
               New York, NY  10006
               Attention:  Joseph Wood

               Telecopier No.:  (212) 250-7651

               with a copy sent at the same time and by the same means to:

               Paul, Hastings, Janofsky & Walker LLP
               399 Park Avenue
               New York, NY  10022
               Attention:  William F. Schwitter, Esq.

               Telecopier No.:  (212) 319-4090

          (F)  If to Phoenix Home Life Mutual Insurance Company, to:

               c/o Phoenix Investment Partners Limited
               56 Prospect Street
               P.O. Box 150480
               Hartford, Connecticut  06115
               Attention:  Private Placements Division

               Telecopier:  (860) 403-5451
               with a copy sent at the same time and by the same means to:

               Paul, Hastings, Janofsky & Walker LLP
               399 Park Avenue
               Thirty-First Floor
               New York, NY  10022
               Attention:  William F. Schwitter, Esq.

          (G)  If to Holding, to:

               IMPAC Group, Inc.
               1950 North Ruby Street
               Melrose Park, Illinois  60160-1178
               Attention:  Richard Block and David Underwood

               Telecopier No.  (708) 344-9113

               with copies sent at the same time and by the same means to each of the Persons (including counsel) listed under clauses (A) - (F) above.

          (G) If to any other party to this Agreement, to the most recent address of such party reflected in the register referred to in Section 7 of the Investment Agreement, or to such address as such Person may have furnished to the sending party for such purpose pursuant to this section.

     (c) Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same agreement. In pleading or proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     (d) Captions. The captions of sections or subsections of this Agreement are for reference only and shall not affect the interpretation or construction of this Agreement.

     (e) Equitable Relief. Each of the parties hereby acknowledges that any breach by it of its obligations under this Agreement would cause substantial and irreparable damage to the other parties, and that money damages would be an inadequate remedy therefor, and accordingly, acknowledges and agrees that each of the other parties shall be entitled to an injunction, specific performance, and/or other equitable relief to prevent the breach of such obligations (in addition to all other rights and remedies to which such party may be entitled in respect of any such breach).

     (f) Construction. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

     (g) Waivers. No waiver of any breach or default hereunder shall be valid unless in a writing signed by the waiving party. No failure or other delay by any party exercising any right, power, or privilege hereunder shall be or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

     (h) Further Assurances. From time to time, each party hereto shall promptly execute and deliver all such further instruments and other documents, and shall promptly take all such further actions, as any other party hereto may reasonably request in order more effectively to effect or confirm the transactions hereby contemplated and to carry out the purposes of this Agreement.

     (i) Entire Agreement. This Agreement, together with the Merger Agreement, the Other Agreements and the Stock Purchase Agreement and the Preferred Purchase Agreement, contains the entire understanding and agreement among the parties, and supersedes any prior understandings or agreements among them, or between or among any of them, with respect to the subject matter hereof.

     (j) Governing Law. This Agreement shall to the maximum lawful extent be governed by and interpreted and construed in accordance with the internal laws of the State of Delaware, as applied to contracts under seal made, and entirely to be performed, within Delaware, and without reference to principles of conflicts or choice of law.

     (k) Termination. This Agreement may be terminated by written agreement of all of the parties, and shall automatically terminate upon and concurrently with the sale to a third party of all or substantially all of Holding's assets or capital stock, or of all or substantially all of the assets or capital stock of any Subsidiary or Subsidiaries that constitute all or substantially all of the assets of Holding (whether pursuant to a merger, consolidation, or otherwise) in accordance with the terms hereof and the distribution of the net proceeds of such sale (after payment of creditors of Holding has been made or provided for) to the stockholders of Holding. Unless earlier terminated in accordance with the provisions of the preceding sentence, all provisions of this Agreement other than Sections 6 through 9 hereof shall automatically terminate upon and concurrently with the closing of an Approved Sale or a Qualified Public Offering. Any termination of this Agreement shall not affect the rights or obligations of any party arising, or based on actions or omissions occurring, before such termination.

     (l) Amendment and Waiver. Except as expressly set forth in Section 3.1(e) above, any modification, amendment, or waiver of any provision of this Agreement shall be effective if, and only if, it is approved in writing by each of (i) the Majority Heritage Holders, (ii) the Majority AGI Holders, and (iii) the Majority Klearfold Holders, provided, however, that (A) any modification, amendment or waiver of any provision of this Agreement that grants any rights to, or restricts any rights of, any of the Tinsley Management Holders, whether individually or collectively, shall be effective if, and only if, it is approved in writing by the Majority Tinsley Holders (or if no Tinsley Holder Securities are then outstanding, by the

Tinsley Management Stockholders) as well as by the parties referred to in clauses (i) (iii) above, and (B) the consent of the Majority Klearfold Holders shall not be required for any such modification or amendment which either (x) increases or reduces the number of directors under Section 3.1 hereof, or reallocates the right to designate such directors, so long as the rights of the Majority Herrin Holders under such Section 3.1 are not thereby modified or amended, or (y) arises from the creation and issuance of shares of Series B Common Stock in connection with the conversion of options for the purchase of shares of Tinsley Robor plc into options for the purchase of shares of Series B Common Stock, so long as any such modification or amendment does not restrict any rights of any of the Klearfold Management Stockholders, whether individually, collectively or in the capacity of any of them as Herrin Stockholders, or grant any additional rights to any other existing Securityholders and (c) any modification, amendment or waiver of any provision of this Agreement that grants any rights to, or restricts any rights of, any of the Warrant Securityholders, whether individually or collectively, shall be effective if, and only if, it is approved in writing by the Majority Warrant Securityholders.

     (m) No Rights to Employment. Nothing contained in this Agreement shall confer on any Securityholder a right to employment or continued employment with Holding or any of its Subsidiaries, or to employment in the same position or on the same terms as those currently in effect.

                  Signature Page to the Stockholder Agreement

     IN WITNESS WHEREOF, each of the parties has executed and delivered this Agreement to the others as an agreement under seal as of January 11, 1999.

                    IMPAC GROUP, INC.


                       /s/ Richard Block
                    By_________________________
                      Name: Richard Block
                      Title: President


                    HERITAGE FUND I, L.P.

                    By:  HF Partners I, L.P.,
                         its general partner

                      /s/ Peter Z. Hermann
                    By_________________________
                      Name: Peter Z. Hermann
                      Title: General Partner


                    HERITAGE FUND II, L.P.

                    By:  HF Partners II, L.L.C.,
                         its general partner

                       /s/ Peter Z. Hermann
                    By_________________________
                      Name: Peter Z. Hermann
                      Title: General Partner

                    KFI MANAGEMENT STOCKHOLDERS:


                    /s/ Melvin B. Herrin
                    ___________________________
                    Melvin B. Herrin

                  Signature Page to the Stockholder Agreement


                    /s/ H. Scott Herrin
                    ___________________________
                    H. Scott Herrin

                    /s/ Matthew H. Kamens
                    ___________________________
                    Matthew H. Kamens, not individually
                    but as trustee under an Indenture
                    of Trust of Melvin B. Herrin dated June 4, 1996

                    /s/ Arthur S. Keyser
                    ___________________________
                    Arthur S. Keyser, not individually
                    but as trustee under an Indenture
                    of Trust dated August 12, 1992
                    f/b/o H. Scott Herrin


                    /s/ Daniel Santry
                    ___________________________
                    Daniel Santry


                    /s/ Craig Wilson
                    ___________________________
                    Craig Wilson


                    /s/ Robert Eliason
                    ___________________________
                    Robert Eliason


                    /s/ John McInerney
                    ___________________________
                    John McInerney


                    /s/ Steven Frazier
                    ___________________________
                    Steven Frazier

                  Signature Page to the Stockholder Agreement

                    /s/ Richard Mazurek
                    ___________________________
                    Richard Mazurek



                    AGI MANAGEMENT STOCKHOLDERS:


                    /s/ Richard Block
                    ___________________________
                    Richard Block


                    /s/ James Oppenheimer
                    ___________________________
                    James Oppenheimer


                    /s/ Richard Oppenheimer
                    ___________________________
                    Richard Oppenheimer


                    /s/ David Underwood
                    ___________________________
                    David Underwood


                    /s/ Dean J. Henkel
                    ___________________________
                    Dean J. Henkel


                    ___________________________
                    John Maranov

                  Signature Page to the Stockholder Agreement


                    /s/ Gary Mankoff
                    ___________________________
                    Gary Mankoff


                    /s/ James Ladwig
                    ___________________________
                    James Ladwig

                    /s/ Donald W. Kosterka
                    ___________________________
                    Donald W. Kosterka, as Trustee of the Donald
                    Kosterka Trust dated 5/17/92

                    /s/ David Horowitz
                    ___________________________
                    David Horowitz


                    /s/ Zenas Block
                    ___________________________
                    Zenas Block


                    /s/ Dennis McGuin
                    ___________________________
                    Dennis McGuin


                    /s/ Mary Frances Griffin
                    ___________________________
                    Mary Frances Griffin

                    /s/ Freya Block
                    ___________________________
                    Freya Block, as Trustee of the Richard A. Block Family Trust u/t/a dated 4/1/94

                  Signature Page to the Stockholder Agreement

                                        TINSLEY MANAGEMENT STOCKHOLDERS:



                                        _________________________



                                        _________________________



                                        WARRANT HOLDERS:


                                        BT CAPITAL INVESTORS, L.P.

                                           /s/ Joseph Wood
                                        By_______________________
                                        Name:Joseph Wood
                                        Title:Senior Managing Director


                                        PHOENIX HOME LIFE MUTUAL INSURANCE
                                        COMPANY

                                          /s/ Christopher Wilkos
                                        By_______________________
                                        Name:Christopher Wilkos
                                        Title:Vice President

                                                                       EXHIBIT A


                            Instrument of Accession
                                      to
                             Amended and Restated
                             Stockholder Agreement


     The undersigned, ____________________, in order to become the owner or holder of certain securities of IMPAC Group, Inc., a Delaware corporation

("Holding"), hereby agrees to become [an] [Heritage] [AGI Management] [Klearfold
---------
Management] [Tinsley Management] [Other] Securityholder party to that certain Second Amended and Restated Stockholder Agreement, dated as of March 12, 1998, and amended and restated as of January 11, 1999 (the "Stockholder Agreement"), a
                                                      ---------------------
copy of which is attached. This Instrument of Accession shall be effective and shall become a part of the Stockholder Agreement upon acceptance by Holding.

     Executed under seal as of the date set forth below under the laws of the State of Delaware.



Dated_____________                               ____________________________
                                                 (signature)

                                                 Print Name:_________________

                                                 Address:   _________________

                                                            _________________




ACCEPTED:

IMPAC Group, Inc.



By______________________
  Name:
  Title:

                                  Schedule 1

                       Klearfold Management Stockholders
                       ---------------------------------


1.  Daniel Santry
2.  Robert Eliason
3.  Richard Mazurek
4.  Craig Wilson
5.  Steve Frazier
6.  John McInerney
7.  H. Scott Herrin
8.  Melvin Herrin

                                  Schedule 2

                          AGI Management Stockholders
                          ---------------------------

1.   Richard Block
2.   James Oppenheimer
3.   Richard Oppenheimer
4.   Gary Mankoff
5.   Donald W. Kosterka, as Trustee of the Donald
     Kosterka Trust dated 5/17/92
6.   John Maranov
7.   David Horowitz
8.   Zenas Block
9.   Dean Henkel
10.  Dennis McGuin
11.  Mary Frances Griffin
12.  Freya Block, as Trustee of the Richard A. Block
     Family Trust u/t/a dated 4/1/94

                                  Schedule 3

                             Warrant Stockholders

BT Capital Investors L.P.

Phoenix Home Life Mutual Insurance Company

                                  Schedule 4

                            [Intentionally Omitted]

                                  Schedule 5

                       Certain Actions Requiring Consent
                       ---------------------------------


     (a) the sale or other disposition of all or substantially all of the assets or properties of Holding, any of its Subsidiaries, or any business or division of any of Holding or its Subsidiaries;

     (b) the issuance or sale by Holding or any of its Subsidiaries of any capital stock or other securities of Holding or any of its Subsidiaries (including without limitation options, warrants, and other rights to acquire any such stock or other securities), other than (i) pursuant to any options, warrants or other rights to acquire any such stock or other securities, the grant of which was previously approved in accordance with the then-applicable provisions of this Stockholder Agreement and including without limitation any such grants pursuant to the Company's 1998 Stock Option Plan, the Company's Second 1998 Stock Option Plan, or the notice dated December 14, 1998 from IMPAC Europe Limited and Tinsley Robor Limited to the holders of options to purchase shares of Tinsley Robor Limited's share capital, (ii) the issuance of shares of Series A Preferred Stock as Dividend Shares (as defined in Holding's Fourth Amended and Restated Certificate of Incorporation) and (iii) the issuance of shares of Common Stock to employees of the Company and its Subsidiaries pursuant to and in accordance with that certain Equity Recapitalization Agreement, dated as of September 10, 1998, among the Company and the shareholders;

     (c) (i) the incurrence by Holding or any of its Subsidiaries of any indebtedness for borrowed money, or the entry by Holding or any of its Subsidiaries into any agreement, instrument, obligation, commitment, or understanding relating thereto (including any guaranty or indemnity with respect thereto), including without limitation the establishment of any such line of credit at any bank or other financial institution, in violation of any provision of Holding's Amended and Restated Multicurrency Revolving Credit Agreement with Bank of America, N.T. & S.A., as Agent, the Indenture or the Senior Subordinated Notes outstanding thereunder, or Holding's Fourth Amended and Restated Certificate of Incorporation, in each case, as amended and in effect from time to time (as so amended and in effect, the "Material Documents");
                                           ------------------

     (d) any action to effect the voluntary, or which would precipitate an involuntary, dissolution, liquidation, or winding-up of Holding or any of its Subsidiaries;

     (e) the approval of any Approved Sale pursuant to Section 2.1(a), the approval of or recommendation to approve any Qualified Proposed Sale, or the entering into or consummation of any merger or consolidation of Holding or any of its Subsidiaries with or into any other Person (other than any merger into Holding or any such Subsidiary, so long as (i) Holding or such Subsidiary is the survivor of such merger, and (ii) in the case of a merger into Holding, at least a majority of both the capital stock and the voting shares of Holding outstanding immediately following such merger are held by Persons holding a majority of such capital stock and voting shares, respectively, immediately prior to such merger);

     (f) unless otherwise permitted or required pursuant to an agreement of Holding or any such Subsidiary previously approved in accordance with the then-applicable provisions of this Stockholder Agreement, the acquisition by Holding or any of its Subsidiaries of any stock or indebtedness of, or any obligations or liabilities of, or the acquisition by Holding or any of its Subsidiaries of all or a substantial portion of the properties or assets of, or the making by Holding or any of its Subsidiaries of any loans, advances, capital contributions, or investments in or to, any Person (other than any such transaction among Holding and/or any of its Subsidiaries) which in any such case is prohibited by any Material Document, or the entry by Holding or any of its Subsidiaries into any partnership or joint venture;

     (g) (i) the entering into by Holding or any of its Subsidiaries of any transaction with any Affiliate (other than Holding or any such Subsidiary) on terms less favorable to Holding or such Subsidiary, or more favorable to such Affiliate, than would have been obtainable on an arms-length basis in the ordinary course of business, or (ii) the making of any payment (whether in cash, securities, or other property) to or for the benefit of any Affiliate (other than Holding or any of its Subsidiaries) of Holding or any of its Subsidiaries in respect of any indebtedness owed by, or other obligation of, Holding or any of its Subsidiaries to such Affiliate, in each case other than (A) the reasonable compensation and reimbursement for out-of-pocket expenses of any member of the Board of Directors of Holding or any of its Subsidiaries who is not an employee, officer, or stockholder of Holding or its Subsidiaries, (B) the reasonable costs and expenses associated with any rights of board or executive committee attendance or observation or inspection and lodging expenses related thereto, or (C) any increases in the compensation of any employee of Holding or any of its Subsidiaries in the ordinary course of business or pursuant to and in accordance with such employee's employment agreement with Holding or such Subsidiary as in effect on September 10, 1998;

     (h) the appointment or termination of the Chairman of the Board of Directors, President, Chief Executive Officer or Chief Financial Officer (or Persons holding equivalent positions) of Holding; or

     (i) the entering into by Holding or any of its Subsidiaries of any agreement obliging, committing or binding the Company or any such Subsidiary to do any thing or to take any action for which prior notice to the Majority Heritage Holders would be required pursuant to paragraphs (a) - (h) of this
Schedule 5, and any amendment or modification to any such agreement.
-------- -

                                  Schedule 6

                              Insurance Policies
                              ------------------


Name                                            Amount of Policy
----                                            ----------------

Richard Block                                   $10,000,000

Dean Henkel                                     $ 2,000,000

James Oppenheimer                               $ 2,000,000

Richard Oppenheimer                             $ 2,000,000

David Underwood                                 $ 2,000,000


     The following people shall have an insurance policy, if any, in an amount to be determined from time to time:

     Melvin Herrin
     H. Scott Herrin
     Jacqueline Barry
     Mary Frances Griffin
     Dennis McGuin
     John McInerney
     Robert Eliason
     Craig Wilson
     Daniel Santry
     Steven Frazier
     Richard Mazurek

                                   Schedule 7

                     Form of Heritage Repurchase Agreement

                                 See Attached.

                   Form of Heritage Share Repurchase Letter


                               IMPAC GROUP INC.
                            1950 North Ruby Street
                      Melrose Park, Illinois  60160-1178



                                                                January 11, 1999



To Heritage Fund II Investment
 Corporation
c/o Heritage Partners, Inc.
30 Rowes Wharf
Suite 300
Boston, MA  02110

Ladies and Gentlemen:

     Reference is hereby made to the letter agreement dated September 10, 1998 among the stockholders of IMPAC Group, Inc., a Delaware corporation (the "Company"), and the Company (the "September 10th Letter").
--------                          --------- ---- ------

     Pursuant to the terms of September 10th Letter, Heritage Fund II
Investment Corporation (referred to herein as the "Stockholder") hereby agrees
                                                   -----------
to sell to the Company shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock", with the shares of Common Stock to be sold
                ------ -----
referred to as the "Shares"), for a purchase price of $625.04 per share (the
                    ------
"Purchase Price") and an aggregate repurchase price as set forth in Annex A. The
 -------- -----                                                     ----- -
parties acknowledge that the Purchase Price per share has been increased from the price contemplated by the September 10th Letter to reflect that the timing of the "Equity Recapitalization" referred to in the September 10th Letter has been significantly delayed from the parties' expectations in September. The number of Shares to be sold and the aggregate Purchase Price to be paid by the Company for such Shares is set forth in Annex A.
                                        ----- -
     Immediately after the closing under the Securities Purchase Agreement, dated as of the date hereof (the "Securities Purchase Agreement"), between the
                                  ---------- -------- ---------
Company and the investors named therein, providing for the issuance and sale by the Company of a new series of preferred stock and warrants for an aggregate purchase price of $20,000,000, each Stockholder shall deliver the certificate(s) representing the Shares to be purchased by the Company (properly endorsed or accompanied by duly executed stock powers or assignments), against payment therefor as provided herein by wire transfer to an account designated by the Stockholder on Annex A. The
                                                             -------
Company hereby agrees that it will pay the aggregate Purchase Price out of the net proceeds received by it pursuant to the Securities Purchase Agreement.

     The Stockholder hereby represents and warrants that it has all right, title and interest in the shares of Common Stock to be sold to the Company pursuant to this letter agreement, and upon delivery to the Company of certificates representing the Shares to be sold as provided in the preceding paragraph and payment of the aggregate Purchase Price, the Company will acquire the Shares, free from all liens, restrictions, claims and encumbrances.

     This letter agreement shall to the maximum lawful extent be governed by and interpreted and construed in accordance with the internal laws of the State of Delaware, as applied to contracts under seal made, and entirely to be performed, within Delaware, and without reference to principles of conflicts or choice of law.

     Please sign where indicated below to confirm your agreement with the foregoing.

                              Very truly yours,

                              IMPAC GROUP, INC.


                              By:
                                 -------------------------------------
                                 Name:
                                       -------------------------------
                                 Title:
                                       -------------------------------
Agreement Confirmed:


HERITAGE FUND II INVESTMENT
CORPORATION



By
   -------------------------------
  Name:
       ---------------------------
  Title:
        --------------------------

                                                                       ANNEX A
                                                                       ----- -

     Pursuant to this letter agreement the Stockholder will sell and the Company will purchase shares of Common Stock as follows:


                                             Shares of          Aggregate
                                            Common Stock      Purchase Price
                                          ----------------   ----------------
Heritage Fund II Investment Corporation       30,087.37         $18,806,000


     The aggregate Purchase Price should be sent by wire transfer as follows:


               Bank Name:       BankBoston

               Bank Address:    100 Federal Street
                                Boston, MA  02110

               Routing Number:  011 000 390

               Account Name:    Heritage Fund II, L.P.

               Account Number:  503-27931